                         Code of Ethics and Procedures
                       Pursuant to Rule 17j-1 under the
                        Investment Company Act of 1940

This Code of Ethics (the "Code") has been adopted by each Investment Company listed on Exhibit A, attached hereto (each, a "Trust") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.   DEFINITIONS

A. An "Access Person" means (i) any Trustee, Director, officer, or Advisory Person (as defined below) of the Investment Company or any investment advisor thereof, or (ii) any director or officer of a principal underwriter of the Investment Company, who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Investment Company for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Investment company regarding the purchase or sale of securities or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Investment Company, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function of duties relate to the determination of which recommendations shall be made to the Investment Company or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Investment Company.

B. An "Advisory Person" means any employee of the Investment Company or any investment advisor thereof (or of any company in a control relationship to the Investment Company or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Investment Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Investment Company or adviser who obtains information regarding the purchase or sale of securities.

C. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Investment Company.

D. "Access Persons", "Advisory Persons" and "Portfolio Managers" shall not, unless otherwise provided in the code of ethics of the Investment Company's investment adviser any subadviser, administrator or principal underwriter, include any individual who is required to file quarterly reports with the Investment Company's investment adviser, any subadviser, administrator or principal underwriter pursuant to a code of ethics substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment Advisers Act of 1940 which has been approved by the Investment Company's Board of Trustees.

E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

F. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

G. "Disinterested Trustee" means a Trustee who is not an "interested person" of the Investment Company within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer or employee of any investment adviser of the Investment Company, or owner of 5% or more of the outstanding stock of any investment adviser of the Investment Company. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

H. "Review Officer" is the person designated by the Investment Company's Board of Trustees to monitor the overall compliance with this Code. In the absence of any such designation, the Review Officer shall be the Treasurer or any Assistant Treasurer of the Investment Company.

I. "Preclearance Officer" is the person designated by the Investment Company's Board of Trustees to provide preclearance of any personal security transaction as required by this Code.

J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

K. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities) except that is shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Trustees of the Investment Company, and shares of registered open-end investment companies.

L. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

II.  STATEMENT OF GENERAL PRINCIPLES

The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

Each Access Person shall:

A. At all times, place the interests of the Investment Company before his or her personal interests;

B. Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and


C. Not take an inappropriate advantage of his or her position with or on behalf of the Investment Company.

III.  UNLAWFUL ACTIONS

It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Fund:

A.   To employ any device, scheme or artifice to defraud the Fund;

B. To make any untrue statement of a material fact to the Fund or to omit to state a material fact necessary in order to make statements made to the Fund, in light of the circumstances in which they are made, not misleading;

C. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

D.   To engage in any manipulative practice with respect to the Fund.

IV.  RESTRICTIONS OF PERSONAL INVESTING ACTIVITIES

A.   Blackout Periods

1. No Access Person (other than a Disinterested Trustee) shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Investment Company has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Investment Company trades (or has traded) in that security.

B.   Initial Public Offerings

     No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

C.   Private Placements

     With regard to private placements, each Advisory Person shall:

1. Obtain express prior written approval from the Preclearance Officer for any acquisition of securities in a private placement (the Preclearance Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his or her position with the Investment Company); and

2. After authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Investment Company (or any other investment company for which he or she acts in a capacity as an Advisory Person) for investment in that issuer.

     If the Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

D.   Short-Term Trading Profits

     No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. any profit so realized shall, unless the Investment Company'' Board of Trustees approves otherwise, be disgorged as directed by the Investment Company's Board of Trustees.

E.   Gifts

     No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.

F.   Service as a Director or Trustee

1. No Advisory Person shall serve on the board of directors or trustees of a publicly traded company without prior authorization from the Board of Trustees of the Investment Company, based upon a determination that such board service would be consistent with the interests of the Investment Company and its investors.

2. If board service by an Advisory Person is authorized by the Board of Trustees of the Investment Company such Advisory Person shall be isolated from the investment making decisions of the Investment Company with respect to the companies of which he or she is a director or trustee.

G.   Exempted Transactions

The prohibitions of Section IV shall not apply to:

1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;
2. Purchases or sales that are non-volitional on the part of the Access Person or the Investment Company, including mergers, recapitalizations or similar transactions;
3.   Purchases which are part of an automatic dividend reinvestment plan;
4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and
5. Purchases or sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Investment Company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Investment company or client, and (c) not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Investment Company.

V.   COMPLIANCE PROCEDURES

A.   Preclearance

1. An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

     a.  Such purchase or sale has been approved by the Preclearance Officer;
     b. The approved transaction is completed on the same day approval is received; and
     c. The Preclearance Officer has not rescinded such approval prior to execution of the transaction.

2. Each Access person may effect total purchase and sales of up to $25,000 of securities listed on a national securities exchange or on NASDAQ within any six month period without preclearance from the Board of Trustees or the Preclearance Officer provided that:

     a. The six month period is a "rolling" period, i.e., the limit is applicable between any two dates which are six months apart;

     b. Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. such transactions will be measured by the value of the securities underlying options and futures; and

     c. although preclearance is not required for personal transactions in securities which fall into this "de minimis" exception, these trades must still be reported on a quarterly basis pursuant to Section V.B.2. hereunder, if such transactions are reportable.

B.   Reporting

1. Coverage: Each Access Person (other than Disinterested Trustees) shall file with the Review Officer confidential quarterly reports containing the information required in Section V.B.2 hereunder with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question).

2. Filings: Every report shall be made no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

     a. The date of the transaction, the title and the number of shares and the principal amount of each security involved;
     b. The nature of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition);
     c.  The price at which the transaction was effected; and
     d. The name of the broker, dealer or bank with or through whom the transaction was effected.

3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

4. Confirmations: All Access Persons (other than Disinterested Trustees) shall direct their brokers to supply the Investment Company's Review Officer on a timely basis, duplicate copies of all personal securities transactions.

C.   Review

     In reviewing transactions and holding reports, the Review Officer shall take into account the exemptions allowed under Section IV.G. hereunder. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question. Each Fund, investment adviser or principal underwriter shall maintain a list of names of appropriate management and compliance personnel responsible for reviewing securities transactions and holdings reports.

D.   Disclosure of Personal Holdings

     All Advisory Persons shall disclose personal securities holdings upon commencement of employment and thereafter on an annual basis.

E.   Certification of Compliance

     Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to the Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

VI.  REQUIREMENTS FOR DISINTERESTED TRUSTEES

A. No report is required if such person is a Disinterested Trustee, and such person would be required to make such report solely by reason of being a Trustee, except where such Trustee knew, or in the ordinary course of fulfilling his official duties as a Trustee of the Funds, should have known that during the fifteen day period immediately preceding or after the date of the transaction in a security by the Trustee, such security is or was purchased or sold, or considered for purchase or sale by the Funds.

B. Notwithstanding the preceding section, any Disinterested Trustee may, at his or her option, report the information described in Section V.B.2. above with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Investment Company in such securities.


VII.  REVIEW BY THE BOARD OF TRUSTEES

The Board of Trustees, including a majority of Trustees who are not interested persons, must approve the Code of Ethics of the Fund, the Code of Ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these Codes. The board must base its approval of a Code and any material changes to the Code based on a determination that the Code contains provisions reasonably necessary to to prevent Access Persons from engaging in any conduct prohibited by paragraph III. of these policies and procedures. Before approving a Code of a Fund, investment adviser or principal underwriter or any amendment to the Code, the Board of Trustees must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's Code of Ethics. The Fund's board must approve the Code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a Code no later than six months after adoption of the material change.

At least annually, the Review Officer shall provide to the Board of Trustees:

A. A review of all existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

B.   Any recommended changes to the Investment Company's Code or procedures; and


C. A written report describing any issues or violations that occurred during the past year, including, but not limited to, information about material Code or procedural violations and sanctions imposed in response to those violations.

D. Certification that the Fund, investment adviser or principal underwriter has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.


VIII.  SANCTIONS

A.   Sanctions for Violations By Access Persons (Except Disinterested Trustees)

     If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems appropriate, including inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

B.   Sanctions for Violations by Disinterested Trustees

     If the Review Officer determines that any Disinterested Trustee has violated this code, he or she shall so advise the President of the Investment Company and also a committee consisting of the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of each Trust, which shall impose such sanctions as it deems appropriate.

IX.  MISCELLANEOUS

A.   Access Persons

     The Review Officer of the Investment Company will identify all Access Persons who are under a duty to make reports to the Investment Company and will inform such person so of such duty. Any failure by the Review Officer to notify any person of his or her duties shall not relieve such person of his or her obligations hereunder.

B.   Records

     The Investment Company's administrator shall maintain records in the manner and to the extent set froth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

     1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
     2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
     3. A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and
     4. A list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

C.   Confidentiality

     All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by Law.

D.   Interpretation of Provisions

     The Board of Trustees of the Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

BT INVESTMENT FUNDS                                   PRESERVATIONPLUS FUND
BT INSTITUTIONAL FUNDS                                PRESERVATIONPLUS INCOME FUND
THE LEADERSHIP TRUST                                  U.S. BOND INDEX PORTFOLIO
                                                      EAFE INDEX PORTFOLIO
SMALL CAP PORTFOLIO                                   EQUITY 500 INDEX PORTFOLIO
CASH MANAGEMENT PORTFOLIO                             ASSET MANAGEMENT I,II & III PORTFOLIO
TREASURY MONEY PORTFOLIO                              CAPITAL APPRECIATION PORTFOLIO
DAILY ASSETS FUND                                     EQUITY APPRECIATION PORTFOLIO
INSTITUTIONAL TREASURY ASSETS FUND                    SMALL CAP INDEX PORTFOLIO
LIQUID ASSETS FUND                                    QUANTITATIVE EQUITY FUND
TAX FREE MONEY PORTFOLIO                              INTERMEDIATE TAX FREE PORTFOLIO
NY TAX FREE MONEY PORTFOLIO                           BT INVESTMENT PORTFOLIOS
INTERNATIONAL EQUITY PORTFOLIO                        BT INSURANCE FUNDS TRUST
LATIN AMERICAN EQUITY PORTFOLIO                       (each, an "Investment Company")
PACIFIC BASIN EQUITY PORTFOLIO
GLOBAL EMERGING MARKETS EQUITY PORTFOLIO


                               TRANSACTION REPORT
                               ------------------



To:  ____________________________, Review Officer

From:  ______________________________________
                (Your name)

  This Transaction Report (the "Report") is submitted pursuant to Section V of
the Code of Ethics, as of [                            , 1999] (the Code), of
the above referenced Trust and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by the Investment Company) for the calendar quarter ended ____________.

  Unless the context otherwise requires, all terms used in this Report shall have the same meaning as set forth in the Code.

  For purposes of this Report, beneficial ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.




                                         Nature of
                                        Transaction,                                             Name of the
                                      Whether Purchase,     Principal Amount       Price at      Broker, Dealer,
                     Date of            Sale or Other        of Securities        Which the     or Bank with
   Title          Disposition of      type of Acquired        Transaction       Transaction    Whom the Ownership     Nature of
of Securities      Transaction         Or Acquisition         Disposed Of       was Effected     Was Effected        Securities*
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

* If appropriate, you may disclaim beneficial ownership of any security listed in this Report.

  I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF THE INVESTMENT COMPANY (2) RECOGNIZE THAT I AM SUBJECT TOT HE CODE, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OVER THE PAST YEAR*, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR* REQUIRED TO BE DISCLOSED BY THE CODE, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.



NAME (Print):    _________________________________________________________

SIGNATURE: ___________________________________________________________

DATE:         _____________________________________________________________

(*) OR PORTION THEREOF DURING WHICH THE CODE HAS BEEN IN EFFECT.


          BT INVESTMENT FUNDS                             INTERNATIONAL EQUITY PORTFOLIO
          BT INSTITUTIONAL FUNDS                          LATIN AMERICAN EQUITY PORTFOLIO
        BT PYRAMID MUTUAL FUNDS                           PACIFIC BASIN EQUITY PORTFOLIO
          THE LEADERSHIP TRUST                      GLOBAL EMERGING MARKETS EQUITY PORTFOLIO
        BT INVESTMENT PORTFOLIO                               QUANTITATIVE EQUITY FUND
        BT INSURANCE FUNDS TRUST                                SMALL CAP PORTFOLIO
       CASH MANAGEMENT PORTFOLIO                            EQUITY 500 INDEX PORTFOLIO
        TREASURY MONEY PORTFOLIO                              EAFE INDEX PORTFOLIO
   INSTITUTIONAL TREASURY ASSETS FUND                       U.S. BOND INDEX PORTFOLIO
           DAILY ASSETS FUND                                SMALL CAP INDEX PORTFOLIO
           LIQUID ASSETS FUND                         ASSET MANAGEMENT I, II & III PORTFOLIOS
        TAX FREE MONEY PORTFOLIO                           CAPITAL APPRECIATION PORTFOLIO
      NY TAX FREE MONEY PORTFOLIO                          EQUITY APPRECIATION PORTFOLIO
         PRESERVATIONPLUS FUND                            INTERMEDIATE TAX FREE PORTFOLIO
      PRESERVATIONPLUS INCOME FUND




                  PERSONAL TRADING REQUEST AND AUTHORIZATION
                  ------------------------------------------

  This Personal Trading Request and Authorization is submitted pursuant to the
Code of Ethics as of [                 , 1999] (the "Code") of the above
referenced. Unless the context otherwise requires, all terms used herein shall have the same meaning as set forth in the Code.

Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name of Access Person:   ___________________________________________________

Date of proposed transaction:  ________________________________________________

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:
_____________________________________________________________________________

Nature of the transaction (i.e. purchase, sale)/1/:

________________________________________________________________________________

Are you or is a member of your immediate family an officer, trustee, or director of the issuer of the securities or any affiliate/2/ of the issuer? [_] Yes
[_] No

If yes, please describe:
________________________________________________________________________________
________________________________________________________________________________


____________
/1/ If other than market order, please describe any proposed limits.

/2/ For purposes of this question, "affiliate" includes (I) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (II) any entity under common control with the issuer.

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities./3/

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------


Do you have an material nonpublic information concerning the issuer?
[_] Yes   [_] No

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?

[_] Yes   [_] No

  If yes, please report the name of the issuer and the total number of shares "beneficially owned":

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or to be acquired by the Investment Company, that may be relevant to a determination as to the existence of a potential
conflict of interest?/4/    [_] Yes   [_] No

If yes, please describe:

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

------------
/3/ A "professional relationship" includes, for example, the provision of legal counsel or accounting services. a "business relationship" includes, for example, the provision of consulting services or insurance coverage.


/4/ Facts that would be responsive to this question would include, for example the receipt of "special favors" from a stock promoter, including participation in a private placement or initial public offering as an inducement to purchase other securities for the Investment Company. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Investment Company might invest in securities related to a leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

To the best of my knowledge and belief, the answers I have provided above are true and correct.



Dated:  ______________________     ___________________________________________
                                           Signature of Access Person


Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer) prior to personal trade:

___ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary/5/ for approval of the proposed transaction have been satisfied.

___ I do not believe that the above-described proposed transaction appears to be consistent with the policies described in the Code or that the conditions necessary for the approval of the proposed transaction have been satisfied.


Dated:  ______________________     ___________________________________________
                                            Signature of Preclearance Officer


-------------
/5/ In the case of a personal securities transaction by an Access Person of the Investment Company (other than Disinterested Trustees), the Code requires that the Preclearance Officer determine that the proposed personal securities transaction (I) is not potentially harmful to the Investment Company (II) would be unlikely to affect the market in which the Investment Company's portfolio securities are traded, and (III) is not related economically to securities to be purchased, sold, or held by the Investment Company. In addition, the Code requires that the Preclearance Officer determine that the decision to purchase or sell the security at issue is not he result of information obtained in the course of the Access Person's relationship with the Investment Company.

                                   EXHIBIT A

                              BT INVESTMENT FUNDS
                            BT INSTITUTIONAL FUNDS
                            BT PYRAMID MUTUAL FUNDS
                             THE LEADERSHIP TRUST
                            BT INVESTMENT PORTFOLIO
                           BT INSURANCE FUNDS TRUST
                           CASH MANAGEMENT PORTFOLIO
                           TREASURY MONEY PORTFOLIO
                      INSTITUTIONAL TREASURY ASSETS FUND
                               DAILY ASSETS FUND
                              LIQUID ASSETS FUND
                           TAX FREE MONEY PORTFOLIO
                          NY TAX FREE MONEY PORTFOLIO
                             PRESERVATIONPLUS FUND
                         PRESERVATIONPLUS INCOME FUND
                        INTERNATIONAL EQUITY PORTFOLIO
                        LATIN AMERICAN EQUITY PORTFOLIO
                        PACIFIC BASIN EQUITY PORTFOLIO
                   GLOBAL EMERGING MARKETS EQUITY PORTFOLIO
                           QUANTITATIVE EQUITY FUND
                              SMALL CAP PORTFOLIO
                          EQUITY 500 INDEX PORTFOLIO
                             EAFE INDEX PORTFOLIO
                           U.S. BOND INDEX PORTFOLIO
                           SMALL CAP INDEX PORTFOLIO
                    ASSET MANAGEMENT I, II & III PORTFOLIOS
                        CAPITAL APPRECIATION PORTFOLIO
                         EQUITY APPRECIATION PORTFOLIO
                        INTERMEDIATE TAX FREE PORTFOLIO

                   Confidential Information, Insider Trading
                              and Related Matters

                          Issue Date: September 1998
  ------------------------------------------------------------------------

   Contents

   Letter to All Employees
   -----------------------

   Introduction
   ------------

   Protecting Confidential Information
   -----------------------------------
        The Basic Policy
        ----------------
        Nature of Confidential Information
        ----------------------------------
        Safeguarding Documents and Files
        --------------------------------
        Securing Communications
        -----------------------
        Temporary Staff and Outside Services
        ------------------------------------
        Client Confidentiality Agreements
        ---------------------------------
        Inquiries from Outside Parties
        ------------------------------
        Customer Inquiries Regarding Investment Advice
        ----------------------------------------------
        Public Statements and Shareholder Communications
        ------------------------------------------------

   Insider Trading and Conflict of Interest
   ----------------------------------------
        The Basic Policy
        ----------------
        Nature of Material Nonpublic Information
        ----------------------------------------
        Insider Trading
        ---------------
        "Frontrunning"
        --------------
        Dealing with Rumors
        -------------------
        Unintentional Receipt of Confidential Information
        -------------------------------------------------
        Personal Securities Trading by Employees
        ----------------------------------------

   Sharing Information Within Bankers Trust -- The "Chinese Wall"
   --------------------------------------------------------------
        The Basic Policy
        ------------------
        The "Chinese Wall"
        ------------------
        Crossing the Chinese Wall
        -------------------------
        Avoid Unintended "Backflow" of Information
        ------------------------------------------
        Additional Walls
        ----------------

   The Restricted List and the Gray List
   -------------------------------------
        What Are the Restricted and Gray Lists?
        ---------------------------------------
        Updates and Distribution of the Lists
        -------------------------------------
        Trading Restrictions -- The Restricted List
        -------------------------------------------
        Waivers and Exceptions to Trading Restrictions
        ----------------------------------------------

   Other Matters
   -------------
        The Compliance Department
        -------------------------
        Waivers and Exceptions
        ----------------------
        Confirming Your Compliance with Policies
        ----------------------------------------
        If You Have Questions
        ---------------------

   Personal Securities Transactions by Employees (Separate Booklet)
   ----------------------------------------------------------------

   /copyright sign/ 1998 Bankers Trust Corporation

   Bankers Trust

   September 1998

   To All Employees:

   This is your personal copy of Bankers Trust's Employee Compliance Guide, Confidential Information, Insider Trading and Related Matters. These policies and procedures are designed to protect the Firm against inadvertent leaks of sensitive data and possible violations of various securities laws, as well as to protect the reputation of the Firm and its employees. They are extremely important.

   The policies and procedures described in this booklet are comprehensive and are supported by three basic guiding principles:

     1. Information that you receive as a Bankers Trust employee is confidential and intended to be used solely for the business purposes of the Firm or its clients. You must safeguard confidential information at all times.

     2. If you possess material nonpublic information about or affecting securities or their issuer, you may not buy or sell such securities regardless of the source of the information.

     3. Whenever potential conflicts of interest arise, you should place our fiduciary duty to clients ahead of Bankers Trust's immediate interests, and you should place the interests of Bankers Trust ahead of your personal financial interests.

   Thank you for your attention to both the letter and spirit of these standards of professional conduct. Should you ever have a question on how to apply these policies to some event or circumstance, I encourage you to seek the guidance of the Compliance Department.



                                       Sincerely,

                                       Frank Newman
                                       Chairman and
                                       Chief Executive Officer



   Introduction
   ----------------------------------------------------------------------------
   This policy statement, Confidential Information, Insider Trading and Related Matters, applies worldwide to all employees of Bankers Trust Corporation and its subsidiaries (referred to herein as "Bankers Trust" or the "Firm"). For legal and business reasons, it is essential that our clients, prospective customers and others are confident that they can rely on our integrity and discretion to protect and properly use the confidential information they entrust to us.

   Adhering to the policies and standards of conduct described in this booklet is a condition of your employment with Bankers Trust. Failure to comply with them may subject you to disciplinary action, including possible dismissal and civil or criminal penalties. Also, if you become aware of an apparent violation of these policies and procedures by another employee, you must report the relevant facts to the Compliance Department.

   No written policy can anticipate every situation. Use common sense and good judgment when responding to situations that may not be specifically covered by these standards, and recognize when to seek advice regarding their application.

   Protecting Confidential Information
  ------------------------------------------------------------------------
   1. The Basic Policy
   Improper disclosure or misuse of confidential information is prohibited. You are required to treat confidential information in a responsible and proper manner, and in accordance with the policies and procedures of Bankers Trust.

   2. Nature of Confidential Information
   Confidential information refers to business matters not generally known or made available to the public. You should generally presume that all business information acquired in connection with your responsibilities at Bankers Trust regarding the Firm, its clients and business transactions is confidential unless the contrary is clearly evident. This includes proprietary information, products and transactions developed or used by Bankers Trust as explained further in the Firm's Rules for Business Conduct.



                     Examples of Confidential Information

                    . a client's planned acquisition target or
                      restructuring plan;
                    . forthcoming investment research recommendations; . information about a client's accounts or borrowings;
                    . proprietary or fiduciary trading positions and
                      strategies;
                    . customer, supplier, creditor and investor lists;
                      and
                    . unannounced information about Bankers Trust's
                      earnings or transactions.


   3. Safeguarding Documents and Files
   When handling confidential information contained in written documents, computer files or other modes of communication and storage, you have a personal responsibility to protect it. Also, each department should develop appropriate policies and procedures to properly protect confidential information within its control.



                      Recommended Practices to Safeguard
                       Confidential Documents and Files

                    . mark confidential documents as CONFIDENTIAL;
                    . prevent unrestricted copying of confidential
                      documents and keep track of copies made;
                    . shred confidential documents that are no longer
                      needed;
                    . protect documents and files by using locked
                      cabinets and limiting computer access;
                    . use caution when carrying confidential documents
                      and files in public areas;
                    . keep desks and conference rooms clear;
                    . when appropriate, use code names to protect the
                      identities of participants in a transaction; and
                    . restrict access by visitors (including Bankers
                      Trust personnel from other departments) in areas where they can observe or overhear confidential information.

   4. Securing Communications
   Avoid discussing confidential information in public areas such as elevators, hallways, taxicabs, airplanes or restaurants where others may be listening. Be careful when using speakerphones, cellular phones, e-mail, the Internet and similar methods of communication because conversations and messages can be overheard or intercepted. Also, don't share information over the telephone until you have identified the caller. When asked informally by friends or at social gatherings about confidential matters concerning Bankers Trust, its clients or others, as a general rule you should decline to comment.

   Those "in the know" can protect the Firm, family and friends - and themselves - by keeping workplace information at the workplace.

   5. Temporary Staff and Outside Services
   If consultants or temporary staff are utilized in your department, exercise care to ensure they do not gain unauthorized access to or mishandle confidential information. Also recognize that certain functions or areas within Bankers Trust may be too sensitive to entrust to temporary workers or outside service organizations. When deemed appropriate by business line management or when required by local regulations, outside personnel should sign a confidentiality agreement (as approved by the Legal Department) to confirm their awareness and understanding of the requirement to protect confidential information and not misuse it.

   6. Client Confidentiality Agreements
   A confidentiality agreement with a client or a prospective customer may impose additional obligations on the Firm with respect to protecting confidential information. Business line management should establish appropriate internal procedures and provide instructions to employees to ensure compliance with its terms.

   When initially drafted, some confidentiality agreements can be overly broad in scope and could impair our ability to pursue other business opportunities during or after the term of the agreement. Therefore, the Legal Department should review confidentiality agreements prior to being signed by a duly authorized department manager or their designee.

   7. Inquiries from Outside Parties
   Unless specifically consented to by the customer, we generally do not disclose any confidential information about our customer's dealings with us to any outside party. An exception to this general rule occurs when regulators and other proper legal authorities or process require that we disclose specific information. Before releasing information or taking any action, you should immediately report the matter to your supervisor and seek the advice of either the Compliance Department or the Legal Department.

   Other financial institutions may ask that we respond to credit inquiries concerning our dealings with existing or former customers. To avoid potential liability, such responses should be limited to a very narrow statement of objective factual matters known to us directly and should never express an opinion as to the client's creditworthiness or integrity. Also, no response to a credit inquiry should be made without first obtaining the approval of a departmental credit officer or an officer in the Credit Policy Department.

   8. Customer Inquiries Regarding Investment Advice
   When appropriate in responding to a customer inquiry regarding investment advice, departments engaged in investment research, investment management or investment advisory functions should make sure that their customers understand that we maintain a Chinese Wall and that Bankers Trust personnel who make investment decisions or recommendations cannot gain access to, nor benefit from, any confidential information obtained by the Private Functions of the Firm (see page 11).

   9. Public Statements and Shareholder Communications
   When Bankers Trust information is released to the public, it must be accurate and disclosed in a proper way. Since a public statement made by a Bankers Trust employee - even a statement that does not release any confidential information -could embarrass the Firm or subject it to liability, all contacts with shareholders and security analysts should be cleared in advance with Corporate Affairs in New York.

   All requests for speeches, interviews or comments for use in broadcasts, newspapers, magazines or other media should be referred to, or cleared by, Corporate Affairs (in the U.S. and Australia), the designated Communications Officer (in London), Marketing Services (in Asia) or the head of your Bankers Trust office (for all other international locations). When practical, these departments should be furnished with, and given an opportunity to comment on, the text or outline of the statement or speech and responses to any likely questions.

   Insider Trading and Conflict of Interest
   ------------------------------------------------------------------------
   1. The Basic Policy
   Trading securities or other financial instruments for the accounts of Bankers Trust, its clients or for personal interests while you are in possession of material nonpublic information about or affecting them (regardless of how it was obtained) is prohibited. You are also prohibited from disclosing material nonpublic information to third parties except in accordance with the policies and procedures described in this booklet or where disclosure is required by law. Avoid situations that may appear to be a conflict of interest, let alone any actual conflict, in both business and personal securities transactions.

   Under various securities laws, violations might occur if you trade securities (or their derivatives such as options) while in possession of material nonpublic information about them, or disclose such information to third parties who, in turn, trade those securities or derivatives. The securities laws of various jurisdictions provide a broad range of remedies to protect and maintain the integrity of the securities markets. Violation of applicable insider trading laws and regulations could subject you to substantial civil or criminal penalties.

   2. Nature of Material Nonpublic Information
   Material nonpublic information (also known as price sensitive information in some jurisdictions) refers to confidential information about or affecting a particular issuer or its securities that is not generally known to the investing public and a reasonable investor would likely consider important when making an investment decision. While no single rule can define whether a particular item is in fact material, information that, if known to the public, would likely affect the price of a publicly traded security (or would likely influence decisions to buy, sell or hold a security) has a high probability of being material.



                       Examples of Nonpublic Information
                      About Issuers Likely to be Material

                    . knowledge of unannounced tender offers;
                    . plans to issue or redeem securities;
                    . new products or major contracts;
                    . liquidity problems or covenant defaults;
                    . significant management developments;
                    . estimates about revenues and earnings; and . significant mergers, acquisitions or divestitures.



   3. Insider Trading
   "Insiders" are persons who owe a fiduciary duty to a company's stockholders and typically include a company's officers, directors and employees. Insiders also may include a company's outside advisors, bankers, lawyers, underwriters and printers when they receive material nonpublic information about the company for a specific purpose.

   As a Bankers Trust employee, you should generally assume that any nonpublic information coming into your possession is material and you may not trade in or recommend any related securities while in possession of that information. Also, you may not disclose such information to others (a practice generally referred to as "tipping") since such conduct may be unethical and illegal. In fact, indirect receipt of nonpublic information may subject you to these rules if you knew, or should have known, that the information originated from the company or from someone who had a duty not to disclose it.

   The securities laws governing insider trading are complex and evolving. You should consult the Compliance Department if uncertain whether the information you possess is material or nonpublic before making a purchase, sale or recommendation to which it relates.

   4. "Frontrunning"
   You are prohibited from buying or selling securities for the account of Bankers Trust, as well as for your own account, on the basis of your knowledge about our clients' trading positions, plans or strategies, or our own forthcoming research recommendations.

   5. Dealing With Rumors
   Various securities laws prohibit the circulation of rumors where the underlying intent is to manipulate the price of publicly traded securities. As a general rule, you should refrain from conveying rumors to others. If you have reason to believe that a particular rumor is being circulated to influence the market, you should report the matter to the Compliance Department.

   Securities trading on the basis of unsubstantiated rumors may subject you or the Firm to regulatory scrutiny and possible civil or other penalties. Keep in mind that recommendations and other statements to clients must have a reasonable basis in fact. Contact your supervisor if uncertain how to handle a particular rumor.

   6. Unintentional Receipt of Confidential Information
   Sometimes, confidential information is inadvertently or improperly communicated to a person who should not have access to that information. To help avoid this situation, you should clearly describe your position at the Firm when calling on clients, prospects and in general discussions with others.

   Contact the Compliance Department immediately if you inadvertently or improperly receive nonpublic information that may be material to determine what action, if any, is appropriate in the circumstances.

   7. Personal Securities Trading by Employees
   You must always avoid any actual or potential conflicts of interest between your Bankers Trust duties and responsibilities, and your personal investment activities. Restrictions that pertain to personal securities transactions by employees, including opening and maintaining Employee Related Accounts (as defined) and the requirement to pre-clear personal securities transactions, are described in a separate booklet that supplements this policy statement entitled Personal Securities Transactions by Employees.


   Sharing Information Within Bankers Trust -- The "Chinese Wall"
   ------------------------------------------------------------------------
   1. The Basic Policy
   Absent appropriate consent, confidential and material nonpublic information, whether relating to Bankers Trust, its clients or others, should not be disclosed to anyone other than relevant Bankers Trust personnel, the Firm's outside lawyers, advisors and accountants, and where appropriate concerning a transaction, the participants in the transaction. You are permitted to share confidential information within Bankers Trust only when the communication
                                                 ----
   observes our Chinese Wall policies and procedures, it complies with our duty of confidentiality owed to clients and the recipient of the information:
                                      ---

      . has a legitimate need to know the information in connection with his or her Bankers Trust duties;

      . has no responsibilities, whether to Bankers Trust, its clients or others, that are likely to give rise to conflict of interest or a misuse of the information; and

      . understands that the information is confidential, as well as the limitations on further distribution of the information.

   This policy is extremely important. You must exercise caution before sharing
                                                                 ------
   confidential information and, when appropriate, verify the identity of the recipient and ascertain that he or she has a legitimate need for the information and has no conflicting duties.

   2. The "Chinese Wall"
   Because Bankers Trust is a multi-faceted financial institution, some areas of the Firm may have material nonpublic information about a particular company while other areas of the Firm may wish to buy, sell or recommend that company's securities. The controls provided by our "Chinese Wall" policies and procedures allow us to engage in these diverse activities without violating the law or breaching our fiduciary responsibilities.

   The Chinese Wall separates the "Private" areas of the Firm ("Potential Insider Functions") that are likely to come into possession of material nonpublic information in the ordinary course of business from the "Public" areas of the Firm ("Trading and Advising Functions") that trade securities or other instruments for our own account or for the accounts of others, or that render investment advice. Generally, material nonpublic information obtained by anyone who works in the Potential Insider Functions should not be communicated to anyone outside those functions, and particularly must not be communicated to anyone in the Firm's Trading or Advising Functions.

                    Private Functions            Public Functions

                 Examples include:             Examples include:

                    . mergers, acquisitions       . trading, sales and
                      and corporate                 funding;
                      advisory;                   . brokerage;
                    . commercial lending and      . investment
                      credit;                       management; and
                    . corporate finance; and      . investment
                    . corporate trust.              research.

   Employees assigned to certain infrastructure and control groups, such as Operations and Product Controllers, may obtain confidential information while conducting their normal activities. In addition, members of senior management and the Compliance, Legal, Audit and Credit departments are generally considered "above the Chinese Wall" and therefore have ready access to confidential information. If you are a member of one of these groups or a similar function within the Firm, be careful to avoid any improper disclosure of confidential information, particularly with respect to personnel on the "Public" side of the Chinese Wall.

   3. Crossing the Chinese Wall
   In limited situations, communicating material nonpublic information to a person involved in a Trading or Advising Function may be necessary to achieve a legitimate business purpose. For example, an investment research analyst's expertise in a particular industry may be necessary concerning a proposed corporate finance transaction.

   Unless the Compliance Department has expressly approved a particular department's procedures for conducting Chinese Wall crossings, any communication of material nonpublic information from the "Private" side of the Chinese Wall to an employee on the "Public" side of the Chinese Wall must be handled through the Compliance Department. Further, for departments that do not have approved procedures, the Compliance Department must be notified regarding the proposed communication prior to initiating any contact with the employee.

   You should contact the Compliance Department if uncertain whether a proposed communication of material nonpublic information is permissible. Also, the Compliance Department should be notified immediately if you believe such information may have been improperly communicated either within Bankers Trust or elsewhere.

   4. Avoid Unintended "Backflow" of Information
   In principle, the Chinese Wall need not inhibit the flow of information from the "Public" side to the "Private" side of the Wall. Communication of this type, however, may cause an unintended "backflow" of confidential information. For example, a request for public information on a particular company by a mergers and acquisitions specialist (Private Function) to an investment research analyst (Public Function) may provide the research analyst a hint as to a possible material development.

   All unnecessary business communications (in either direction) between the Private Functions and Public Functions should be avoided and care must be exercised whenever an employee engaged in a Private Function deems it necessary to obtain information from an employee in a Public Function. Questions in this regard should be directed to the Compliance Department.

   5. Additional Walls
   Beyond the Chinese Wall described above, we often establish other walls - some temporary and some permanent - to insulate confidential information held within certain business lines from other personnel who should not have access to that information.


                             Examples of Additional Walls

                    . While our research functions that publish
                      investment recommendations for distribution to the public are generally considered to be on the "Public" side of the Chinese Wall, information such as an analyst's plan to significantly change an existing recommendation regarding particular securities is confidential and should generally not be disclosed to personnel in the Firm's trading and sales functions (unless prior approval has been obtained from the Compliance Department) until such research is released to customers.

                    . Investment management personnel who become aware
                      of a significant client investment plan that will likely affect market prices should not reveal the plan to personnel who handle Bankers Trust's proprietary trading and investing.

                    . In the lending areas of the Firm, information
                      relating to a proposed loan to one company should be insulated from personnel working on a proposed loan to another company if the two companies are competing to acquire the same target company.



   The Restricted List and the Gray List
   ------------------------------------------------------------------------
   1. What Are the Restricted and Gray Lists?
   For legal, regulatory and business reasons, the Compliance Department maintains a Restricted List and a Gray List of securities. Securities may be placed on these lists when certain conditions are met, such as when a business area within Bankers Trust:

      . possesses material nonpublic information about or affecting the securities or their issuer;

      . is involved in a securities offering or significant transaction affecting the securities or their issuer; or

      . may be issuing to the public a significant change in the Firm's investment recommendation regarding certain securities or issuers.

   The Restricted List is comprised of securities in which the normal trading or recommending activity of the Firm and its employees is prohibited or subject to specified restrictions as described in the List. While the Restricted List is distributed quite extensively within Bankers Trust, its composition is generally considered confidential and should not be shared with others outside of the Firm. In response to any inquiry, you should reply simply that we are not able to take a position or make a recommendation regarding the particular security at this time.

   The Gray List is a highly confidential list maintained by the Compliance Department to check the integrity of the Chinese Wall, and to prevent or address potential conflicts of interest concerning trading decisions and investment recommendations. Securities may be placed on the Gray List when the Firm is involved in an unannounced material transaction, or for other confidential monitoring purposes.

   2. Updates and Distribution of the Lists
   The Compliance Department determines when securities should be added to or removed from both the Restricted List and Gray List and distributes the Restricted List to appropriate personnel within the Firm. Business line management of the various Private Functions is responsible for informing and updating the Compliance Department concerning details of the Firm's involvement in certain confidential transactions.

   Certain business units that are routinely involved in the Firm's investment banking and advisory businesses follow specific procedures for providing deal information to the Compliance Department. If you are assigned to a department that does not have such procedures and you become aware of material nonpublic information about or affecting a publicly traded company or its securities, you should immediately notify the Compliance Department.

   3. Trading Restrictions -- The Restricted List
   Personnel in the Firm's Public Functions, such as trading and sales, investment management and investment research, must refer to the Restricted List regularly and comply with its trading restrictions. Generally, the trading restrictions may limit or prohibit:

      . transactions involving securities on the Restricted List in the accounts of Bankers Trust, its employees and its customers; and

      . solicitation and investment advising activities, such as commenting about, recommending or soliciting orders involving securities on the Restricted List, or issuing research regarding such securities.

   Trading restrictions may apply to customer accounts where Bankers Trust exercises investment discretion, but do not generally apply to unsolicited customer trades executed on an "agency" basis (i.e., where the Firm is not acting as principal). Special rules apply to customer and proprietary accounts connected with certain defined index, passive or basket trading strategies where a transaction involving securities on the Restricted List is dictated by contract or predetermined formula. Additional information about these special rules can be obtained from the Compliance Department.

   The Restricted List describes the various types of trading restrictions imposed on Bankers Trust and its employees in light of certain legal, regulatory and business requirements.

                      Trading Restrictions -- The Restricted List

                                   Full Restriction

                 When securities are subject to "Full Restriction," the following activities with respect to such securities are generally prohibited:

                    . trading for the Firm's proprietary account;
                    . trading for Employee Related Accounts;
                    . trading for customer accounts over which Bankers
                      Trust exercises investment discretion;
                    . basket trading for an account, such as an index
                      fund, where the transaction is dictated by a contract or predetermined formula;
                    . market making activities;
                    . solicitation of customer orders;
                    . issuance or distribution of written research or
                      rendering oral recommendations; and
                    . execution of unsolicited customer orders, unless
                      such orders are executed on an "agency" basis only.

                 Note: For securities not subject to "Full
                                      ---
                 Restriction," the Restricted List identifies which of the above specific activities are prohibited.

   4. Waivers and Exceptions to Trading Restrictions
   Waivers and exceptions to any trading restrictions identified on the Restricted List require the specific prior approval of the Compliance Department. Violation of the trading restrictions could subject the Firm and the employee involved to civil or criminal penalties, as well as other disciplinary actions.


   Other Matters
   ------------------------------------------------------------------------
   1. The Compliance Department
   As used in this policy statement, the "Compliance Department" refers to the Bankers Trust Compliance Department and the BTAL Compliance Department.

   The Bankers Trust Compliance Department is organized generally by U.S. business lines and regionally for Asia, Europe/Middle East/Africa and Latin America, and is comprised of the following groups:

      . Broker-Dealer Compliance (including Latin America);
      . Fiduciary Compliance;
      . Corporate Compliance; and
      . Europe & Asia Regional Compliance.

   The BTAL Compliance Department is organized generally by business lines in Australia and New Zealand.

   2. Waivers and Exceptions
   Bankers Trust policies regarding confidential information, insider trading and related matters as described in this booklet are necessarily a general summary. In practice, some situations may arise that warrant making exceptions to some general rules set forth herein, and you must obtain approval from the Compliance Department before taking action regarding such an exception.

   3. Confirming Your Compliance With Policies
   Annually, you are required to sign a statement as a Bankers Trust employee acknowledging that you have received this policy statement Confidential Information, Insider Trading and Related Matters and confirm your adherence to Bankers Trust's standards of conduct.

   4. If You Have Questions
   You should refer to the Compliance Department all questions concerning the interpretation or application of these policies, the propriety of any particular conduct, or other compliance-related matters.

   NOTE -- Refer to Personal Securities Transactions by Employees, a separate booklet that supplements this policy statement, for additional information regarding opening and maintaining Employee Related Accounts (as defined), pre-clearance of trades and other rules and restrictions regarding personal securities transactions by employees.

                 Personal Securities Transactions by Employees

                          Issue Date: September 1998
  ------------------------------------------------------------------------

   Contents

   Introduction
   ------------

   Summary
   -------

   Opening and Maintaining Employee Related Accounts
   -------------------------------------------------
       The Basic Policy
       ----------------
        Employee Related Accounts Defined
        ---------------------------------
        "Designated Broker" Rule
        ------------------------
        Waivers to the Designated Broker Rule
        -------------------------------------
        Monitoring Employee Related Accounts
        ------------------------------------
   Pre-Clearing Transactions in Employee Related Accounts
   ------------------------------------------------------
        The Basic Policy
        ----------------
        Pre-Clearance Procedures
        ------------------------
        Additional Supervisory Pre-Clearance
        ------------------------------------
        Private Securities Transactions
        -------------------------------
   Restrictions Regarding Personal Securities Transactions
   -------------------------------------------------------
        The Basic Policy
        ----------------
        Material Nonpublic Information
        -------------------------------
        Corporate and Departmental Restricted Lists
        -------------------------------------------
        "Frontrunning"
        --------------
        Employee Transactions in Bankers Trust Securities
        -------------------------------------------------
        Avoiding Conflicts with Your Bankers Trust Job Responsibilities
        ---------------------------------------------------------------
        Initial Public Offerings and New Issues
        ---------------------------------------
   Other Matters
   -------------
        Waivers and Exceptions
        ----------------------
        Confirming Your Compliance with Policies
        ----------------------------------------
        If You Have Questions
        ---------------------

        Note: The policies contained in this booklet should be read in conjunction with the policy statement Confidential Information, Insider Trading and Related Matters.


   /copyright sign/ 1998 Bankers Trust Corporation



   Introduction
  ------------------------------------------------------------------------
   This policy statement, Personal Securities Transactions by Employees, applies worldwide to all employees of Bankers Trust Corporation and its subsidiaries (referred to herein as "Bankers Trust" or the "Firm"). Along with the standards provided in this booklet, you should be familiar with the contents of the Firm's related policy statement Confidential Information, Insider Trading and Related Matters.

   As used in this Guide, "securities" transactions include those involving equity or debt securities, derivatives of securities (such as options, warrants and indexes), futures, commodities and similar instruments.

   You should always conduct your personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with your financial resources and objectives. The Firm generally discourages short-term trading strategies, and you are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with your job performance, or compromises the duty that Bankers Trust owes to its clients and shareholders, will not be tolerated.


   Summary
  ------------------------------------------------------------------------
   This booklet is organized to help you comply with Bankers Trust's policies and procedures, and to protect you and the Firm from potential liability. In summary, the section entitled:

      . Opening and Maintaining Employee Related Accounts describes the types of accounts you must disclose to the Compliance Department upon joining the Firm and your requirement to obtain explicit permission from the Compliance Department prior to opening and maintaining Employee Related Accounts (as defined);

      . Pre-Clearing Transactions in Employee Related Accounts describes the procedures you must follow to pre-clear your personal securities transactions with the Compliance Department before you place any order with your broker; and

      . Restrictions Regarding Personal Securities Transactions describes certain trading prohibitions and procedures you must observe to avoid violating the Firm's policies and various securities laws and regulations.

   Questions about this policy and the matters discussed herein should be directed to your Compliance Officer or to the Compliance Department at
   (212) 250-5812.


   Opening and Maintaining Employee Related Accounts
   ------------------------------------------------------------------------
   1. The Basic Policy
   All employees must obtain the explicit permission of the Compliance Department prior to opening a new Employee Related Account. Upon joining Bankers Trust, new employees are required to disclose all of their Employee Related Accounts (as defined below) to the Compliance Department and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

   Under no circumstance are you permitted to open or maintain any Employee Related Account that is undisclosed to the Compliance Department. Also, the policies, procedures and rules described throughout this Guide apply to all of your Employee Related Accounts.

   2. Employee Related Accounts Defined
   "Employee Related Accounts" include all accounts in which you have an ownership or beneficial interest (or can exercise investment discretion or control) and have the capability of holding securities, or in which securities transactions may be executed, even if the accounts are inactive. Employee Related Accounts include:

      . your own accounts;
      . your spouse's accounts and the accounts of your minor children and other relatives (whether by marriage or otherwise) living in your home;
      . accounts in which you, your spouse, your minor children or other relatives living in your home have a beneficial interest; and . accounts over which you or your spouse exercise investment discretion or control.

   Although they are securities in the technical sense, money market funds and open-ended mutual funds held directly with the fund or its transfer agent are
                                --------
   not considered Employee Related Accounts for the purposes of applying the above definition.

   3. "Designated Broker" Rule
   Depending on your Bankers Trust location, you may be required to open and maintain your Employee Related Accounts with a "Designated Broker," which refers to brokerage firms specifically identified by the Compliance Department for employee use. Employee Related Accounts with the Designated Brokers must be opened in accordance with local Compliance Department procedures.

   Employees who wish to open and maintain an Employee Related Account in the U.S. must do so with one of the following Designated Brokers:

      . BT Alex. Brown Incorporated
      . Quick & Reilly (Wall Street Office)
      . Salomon Smith Barney (the Rasweiler Group, New York)

   Information about opening such an account can be obtained from the Compliance Department at (212) 250-5812.

   Employees assigned to Bankers Trust offices outside the U.S. are provided local guidelines regarding Designated Brokers (and instructions about opening and maintaining Employee Related Accounts) by Regional Compliance Groups for Asia, Australia/New Zealand, Europe/Middle East/Africa and Latin America. You should contact your Regional Compliance Officer if you have questions.

   4. Waivers to the Designated Broker Rule
   In very limited situations, the Compliance Department may grant you permission to open or maintain an Employee Related Account at a brokerage firm other than a Designated Broker. Generally, such permission is limited to the following types of situations:

      . your spouse or close relative, by reason of employment, is required by his or her employer to maintain their brokerage accounts with a firm other than a Designated Broker; or

      . your Employee Related Account is maintained on a "discretionary" basis.
        This means that full investment discretion has been granted to an outside bank, investment manager or trustee, and neither you nor a close relative participates in the investment decisions or is informed in advance regarding transactions in the account.

   An employee's request to the Compliance Department for an exemption to the Designated Broker policy must be submitted in writing. If permission is
                                              ----------
   granted, duplicates of account statements and transaction confirmations must be provided to the Compliance Department. Your continued eligibility for an exception to the Designated Broker policy is periodically reviewed and evaluated and can be revoked at any time.

   NOTE -- Do not open an account with another brokerage firm until you receive authorization to do so from the Compliance Department.

   5. Monitoring Employee Related Accounts
   To ensure adherence to Bankers Trust's policies, the Compliance Department monitors transactions in Employee Related Accounts, whether they are maintained with a Designated Broker or otherwise. If you violate the Firm's policies and procedures as described herein, you may be required to cancel, reverse or freeze any transaction or position in your Employee Related Account at your expense, regardless of where the account is held. Such action may be required without advance notice.


   Pre-Clearing Transactions In Employee Related Accounts
   ------------------------------------------------------------------------
   1. The Basic Policy
   You must contact the Compliance Department to pre-clear all transactions involving securities or their derivatives in your Employee Related Accounts (other than transactions involving only U.S. Treasury securities or open-ended mutual funds) prior to placing an order with your
                                          -----
   broker. You are personally responsible for ensuring that your proposed transaction does not violate the Firm's policies or applicable securities laws and regulations by virtue of your Bankers Trust responsibilities or information you may possess about the securities or their issuer.

   2. Pre-Clearance Procedures
   Proposed transactions in your Employee Related Accounts must be personally pre-cleared with the Compliance Department. After providing the requested information about the transaction, you will be informed whether you have been granted permission to place the order with your broker which is valid for the day given and the next business day. If permission is denied to proceed with the proposed transaction, such denial is confidential and should not be disclosed to others.

   For employees assigned to Bankers Trust offices in the U.S. and Canada, securities transactions can be pre-cleared by contacting the Compliance Department at (212) 250-5812.

   Employees assigned to Bankers Trust offices outside of the U.S. and Canada are provided local guidelines and contacts for pre-clearing securities transactions by Regional Compliance Groups for Asia, Australia/New Zealand, Europe/Middle East/Africa and Latin America. You should contact your Regional Compliance Officer if you have questions.

   3. Additional Supervisory Pre-Clearance
   Depending on your area of assignment, you may be subject to additional departmental policies that require you to first pre-clear your proposed securities transaction with your supervisor prior to requesting pre-clearance from the Compliance Department. If you are assigned to one of the Bankers Trust departments in which employees are subject to this requirement, you will be informed of this fact when you contact the Compliance Department for pre-clearance.

   4. Private Securities Transactions
   Investment transactions in private securities, such as limited partnerships or the securities of private companies, are likely to be made directly with the sponsor and not executed in your Employee Related Account. Prior to engaging in a private securities transaction, you must first obtain the approval of your supervisor and then pre-clear the transaction with the Compliance Department. Private securities transactions that give rise to actual or apparent conflicts of interest are prohibited.


   Restrictions Regarding Personal Securities Transactions
   ------------------------------------------------------------------------
   1. The Basic Policy
   You have a personal obligation to conduct your investing activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between your own interests and the interests of Bankers Trust and its customers. You must carefully consider the nature of your Bankers Trust responsibilities - and the type of information you might be deemed to possess in light of any particular securities transaction - before you engage in that transaction.
   ------

   2. Material Nonpublic Information
   If you possess material nonpublic information about or affecting securities, or their issuer, you are prohibited from buying or selling such securities, or advising any other person to buy or sell such securities.

   3. Corporate and Departmental Restricted Lists
   You are not permitted to buy or sell any securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists.

   4. "Frontrunning"
   You are prohibited from engaging in "frontrunning," which means that you may not buy or sell securities or other instruments for your Employee Related Accounts so as to benefit from your knowledge of the Firm's or a client's trading positions, plans or strategies, or forthcoming research recommendations.

   5. Employee Transactions in Bankers Trust Securities
   Bankers Trust recognizes the special interest many employees have in investing in the securities of Bankers Trust Corporation. Observe, however, that your employment relationship with the Firm gives rise to special rules concerning such transactions to avoid potential conflicts of interest.

   a. Transactions Subject to Special Rules
   Personal trading activity in Bankers Trust Corporation securities that are subject to special rules are generally transactions that change your beneficial ownership interest, such as:

      . purchases, sales or other transactions in Employee Related Accounts;

      . employee investment elections in Bankers Trust benefit plans, such as investment elections affecting the Bankers Trust Common Stock Fund in the PartnerShare Plan;

      . exercise of Bankers Trust stock options granted as part of an employee's compensation;

      . optional cash purchases of common stock through Bankers Trust's Dividend
        Reinvestment and Common Stock Purchase Plan; and

      . gifts or donations of Bankers Trust Corporation stock to charitable organizations, relatives or others.

   b. Special Rules
   The following special rules apply to all transactions that change your beneficial ownership interest in the securities of Bankers Trust Corporation:

      . all employees must pre-clear transactions involving Bankers Trust
        ---
        Corporation securities with Corporate Compliance in New York (212) 250-5812, even if assigned to an office outside the U.S. or Canada;

      . Bankers Trust Corporation securities may not be pledged or used as collateral for any loan except for a margin loan associated with an Employee Related Account;

      . any short sale of Bankers Trust Corporation securities is prohibited;

      . any transaction that involves options or warrants referenced to Bankers
        Trust Corporation securities, other than exercising stock options granted under a Bankers Trust incentive compensation plan, is prohibited; and

      . over-the-counter derivative transactions that are referenced to the value of Bankers Trust Corporation securities are prohibited.

   c. "Blackout" Periods
   During certain times of the year, you are prohibited from conducting transactions in Bankers Trust Corporation securities which affect your beneficial interest in the Firm. These "blackout" periods surround the end of each fiscal quarter or year and begin on the first day of each calendar quarter and end 48 hours after public release of the financial reports for the quarter or year.

   Additional restricted periods may be required for certain individuals and events, and you will be informed of whether such a restricted period is in effect when you request pre-clearance of your proposed transaction involving Bankers Trust Corporation securities. Any questions concerning whether you are subject to additional restrictions should be directed to the Compliance Department.

   6. Avoiding Conflicts with Your Bankers Trust Job Responsibilities
   You are prohibited from buying, selling or holding positions in securities and other instruments for your Employee Related Accounts that give rise to a conflict of interest, or the appearance of conflict, between your personal financial interests and your Bankers Trust job responsibilities.

   Following is a summary of the Firm's basic rules and procedures that are designed to prevent actual or apparent conflicts of interest. If you believe a proposed personal securities transaction may give rise to a potential conflict of interest, or may not comply with the following rules and procedures, you should resolve the matter with your Compliance Officer before placing the order.

   a. Securities in Companies With Which You Have Significant Dealings
   You are prohibited from buying or selling, for your Employee Related Accounts, securities of companies with which you have significant dealings on behalf of Bankers Trust, or for which you have ongoing relationship management responsibilities on behalf of the Firm. This rule applies to all employees who have significant dealings with the Firm's customers, counterparties, suppliers or vendors. Also, you are generally prohibited from acquiring an interest in any private equity investment vehicle sponsored by such companies.

   b. Securities In Which You Have Trading or Trading-Related Responsibilities To prevent actual or apparent conflicts of interest, employees with "trading or trading-related responsibilities" with respect to particular types of securities or instruments may be limited or prohibited from buying or selling the same types of securities or instruments for their Employee Related Accounts. Employees have trading or trading-related responsibilities with respect to particular types of securities or instruments if their duties:

      . involve the Firm's proprietary dealing or investing activities (e.g., where committing the Firm's capital may be involved); and

      . are associated with the origination, structuring, trading, market making, positioning, bookrunning, distribution, sales, research or analysis of particular types of securities or instruments.

   If you have trading or trading-related responsibilities for equity securities, investment grade debt securities or U.S. Government, Government Agency or municipal securities (including derivatives thereof), you are permitted to buy or sell such securities for your Employee Related Accounts subject to compliance with certain departmental guidelines that may require supervisory approval and minimum holding periods.

   If you have trading or trading-related responsibilities for non-investment grade debt securities, commodities, futures, FX or other instruments (including derivatives thereof), you are prohibited from buying or selling the same type of securities or instruments for your Employee Related Accounts.

   c. Portfolio Managers, Investment Advisory Professionals and "Access Persons" If you are a portfolio manager, investment advisory professional or "access person" associated with the Firm's asset or funds management businesses, you may be subject to certain rules designed to prevent conflicts of interest. You can obtain more information about these rules from your supervisor or the Compliance Department.

   d. Transactions Subject to Minimum Holding Periods
   Securities bought or sold for your Employee Related Accounts may be subject to a minimum holding period to address potential conflicts of interest. Examples of the type of job functions and transactions that typically require a minimum holding period include:

      . equity securities bought or sold by an employee with proprietary equity trading or trading-related responsibilities (60-day holding period);

      . certain debt securities bought or sold by an employee with proprietary trading or trading-related responsibilities for U.S. Government, Government Agency, municipal or investment-grade corporate debt securities (60-day holding period);

      . securities bought or sold by an equity research analyst, falling within the research analyst's assigned industry group (up to a six-month holding period); and

      . securities bought or sold by employees assigned to most Bankers Trust offices outside the U.S. (holding period varies by region).

   e. Additional International Procedures
   Regional Compliance Groups for Asia, Australia/New Zealand, Europe/Middle East/Africa and Latin America may modify the procedures described in this section to reflect local market practices and regulatory requirements. You should contact your Regional Compliance Officer to obtain information about local modifications, if any, to these requirements.

   7. Initial Public Offerings and New Issues
   For regulatory reasons, you are prohibited from purchasing or subscribing for securities connected with an initial public offering or a new issue where a U.S.-registered broker-dealer is involved in the distribution, or where any part of the distribution is offered in the U.S. This prohibition applies even if Bankers Trust has no role or involvement in the distribution.

   For initial public offerings and new issues of securities of non-U.S. companies distributed entirely outside of the U.S., employees assigned to international offices of Bankers Trust may be permitted to purchase or subscribe for such securities, provided that the appropriate Regional Compliance Group of the Compliance Department approves such proposed transaction in advance. You should contact your Regional Compliance Officer for local guidelines that apply.


   Other Matters
   ------------------------------------------------------------------------
   1. Waivers and Exceptions
   Bankers Trust policies regarding personal securities transactions by employees as described in this booklet is necessarily a general summary. In practice, some situations may arise to warrant making exceptions to some general rules set forth herein, and you must obtain approval from the Compliance Department before taking action regarding such an exception.

   2. Confirming Your Compliance with Policies
   Annually, you are required to sign a statement as a Bankers Trust employee acknowledging that you have received this supplement to the policy statement Confidential Information, Insider Trading and Related Matters and confirm your adherence to Bankers Trust's standards of conduct.

   3. If You Have Questions
   You should refer all questions concerning the interpretation or application of these policies, the propriety of any particular conduct, or other compliance-related matters to the Compliance Department.


   NOTE -- Adhering to the policies and standards of conduct discussed in this Guide is one of the conditions of employment with Bankers Trust. Failure to comply with them may subject you to disciplinary action, including possible dismissal. In addition, violation of the rules described in this Guide may also subject you to possible civil or criminal penalties in accordance with the securities laws or regulatory rules applicable in various jurisdictions.

                          Rules for Business Conduct

                          Issue Date: September 1998
  ------------------------------------------------------------------------

   Contents

   Letter to All Employees
   -----------------------

   Introduction
   ------------

   Corporate Conduct
   -----------------
       Bankers Trust's Reputation
       --------------------------
       Ethical Conduct
       ---------------
       Lawful Conduct
       --------------
       Bankers Trust Policies and Standards
       ------------------------------------
       Internal Reporting Obligation
       -----------------------------
       Questions
       ---------

   Rules for Dealing with Potential Conflicts of Interest
   ------------------------------------------------------
       The Basic Rule
       --------------
       Personal Benefit
       ----------------
       Improper Payments or Gifts
       --------------------------
       Permissible Business Gifts
       --------------------------
       Bankers Trust Gifts to Persons Other than Government Officials
       --------------------------------------------------------------
       Bankers Trust Gifts to Government Officials
       -------------------------------------------
       Business Affiliations
       ---------------------
       Borrowing Arrangements
       ----------------------
       Outside Employment
       ------------------
       Personal Fiduciary Arrangements with Customers
       ----------------------------------------------
       Personal Investments
       --------------------

   Rules for Dealing with Governmental Officials and Political Candidates
   -----------------------------------------------------------------------
       Corporate Payments or Political Contributions
       ---------------------------------------------
       Personal Political Contributions
       --------------------------------
       Entertainment of Government Officials
       -------------------------------------

   Rules for Dealing with Information
   ----------------------------------
       Insider Trading
       ---------------
       Confidential Information
       ------------------------
       Proprietary Information
       -----------------------
       Proprietary Products and Transactions
       -------------------------------------
       Information Technology
       ----------------------
       Privacy of Electronic and Other Information
       -------------------------------------------
       Financial and Accounting Information
       ------------------------------------
       Regulatory and Other Reporting
       ------------------------------
       Information and Accounting Controls
       -----------------------------------
       Governmental or Regulatory Inquiries
       ------------------------------------
       Responding to Media Inquiries and Requests for Speeches
       -------------------------------------------------------

   Rules for Dealing with Customers, Suppliers and the Public
   ----------------------------------------------------------
       The Basic Rule
       --------------
       New Business Initiatives
       ------------------------
       New Client Approval
       -------------------
       "Know Your Customer"
       --------------------
       Communication with Customers and the Public
       -------------------------------------------
       Pricing and Terms
       -----------------
       Customer Complaints
       -------------------

       Improper Customer Conduct
       -------------------------
       Special Regulatory Matters Involving Customers
       ----------------------------------------------
       Anti-Competitive Conduct
       ------------------------
       Tying Arrangements
       -------------------
       Purchases and Commitments
       -------------------------

   Rules for Dealing with Other Employees
   --------------------------------------
       The Basic Rule
       --------------
       Cooperation
       -----------
       Awareness
       ---------
       Supervision
       -----------
       Due Care in Delegation
       ----------------------
       Instruction and Training
       ------------------------
       Review and Monitoring
       ---------------------
       Correction and Follow-Up
       ------------------------
       Preferential Treatment
       ----------------------
       Unlawful Conduct
       ----------------
       Human Resources Policies
       ------------------------
       Off-Premises Requirement for Employees In Sensitive Positions
       -------------------------------------------------------------

   Rules for Dealing with Certain Legal, Judicial or Regulatory Matters;
   ---------------------------------------------------------------------
   Reports of Violations
   ---------------------
       General Matters
       ---------------
       Violations of Bankers Trust Policies
       ------------------------------------
       Fraudulent Activity
       -------------------
       Arrests, Indictments and Convictions
       ------------------------------------
       Employee Involvement in Regulatory and Other Formal Proceedings
       ---------------------------------------------------------------
       Lobbying, Public Testimony and Related Matters
       ----------------------------------------------
       Managing Officer Reporting
       --------------------------

   Other Matters
   -------------
       Ongoing Compliance
       ------------------
       Resignation and Termination
       ---------------------------
       Modifications to or Waivers of the Rules
       ----------------------------------------
       Confirming Your Compliance with the Rules
       -----------------------------------------
       If You Have Questions
       ---------------------

   /copyright sign/ 1998 Bankers Trust Corporation


   Bankers Trust

   September 1998

   To All Employees:

   This is your personal copy of the Rules for Business Conduct, which sets forth the Firm's code of business ethics. Please read this document carefully and advise any staff members you may supervise to do so as well.

   The Rules describe our commitment to conduct all business of Bankers Trust in the spirit of fair dealings, consideration for the rights of others, and strict principles of good corporate citizenship and practices. As employees, we have an important responsibility to ensure that our own conduct meets the highest standards of personal and corporate integrity. Only through the continuing efforts of each of us to adhere to these principles can Bankers Trust's reputation for high ethical and professional standards be maintained.

   These Rules apply to all employees of Bankers Trust and its subsidiaries, regardless of location. The policies and standards contained in the booklet protect and guide each of us in making our business decisions, and in our dealings on behalf of Bankers Trust. Your commitment to comply with the letter and the spirit of these Rules, and your common sense and good judgment in recognizing when you may need to seek guidance as to how they should be applied to situations you encounter, are essential.

   Should you ever have any question as to how to interpret or apply the Rules to any event or circumstance, I encourage you to seek guidance from the Compliance Department.


                                        Sincerely,

                                        Frank Newman
                                        Chairman and
                                        Chief Executive Officer


   Introduction
   ------------------------------------------------------------------------
   The Rules for Business Conduct (the Rules) apply worldwide to all employees of Bankers Trust Corporation and its subsidiaries (referred to herein as "Bankers Trust" or the "Firm"). These Rules set forth the Firm's global commitment to conduct all business of Bankers Trust lawfully and in accordance with high standards of personal and corporate integrity.

   Adhering to the Rules for Business Conduct is one of the conditions of employment with Bankers Trust. Failure to comply may subject you to disciplinary action, including possible dismissal.

   No written rules can anticipate every situation. Common sense and good judgment in responding to situations that may not seem to be specifically covered by these Rules, and in recognizing when to seek advice regarding the application of the Rules, are a must for each employee.

   The Rules for Business Conduct incorporate certain requirements of U.S. Federal and New York state laws and regulations. Where there is a conflict between the provisions of the Rules for Business Conduct and the requirements of local laws and regulations of other jurisdictions in which Bankers Trust does business, those local laws will prevail.


   Corporate Conduct
  ------------------------------------------------------------------------
   1. Bankers Trust's Reputation
   The Firm's reputation for integrity is its most valuable asset, and the conduct of its employees must protect this asset at all times. Accordingly, Bankers Trust and its employees obligate themselves to conduct their business on behalf of Bankers Trust in accordance with high ethical standards, and to avoid personal conduct which may compromise the Firm's reputation.

   2. Ethical Conduct
   The Rules for Business Conduct are based on fundamental principles of fairness, honesty and ethical behavior. All business of Bankers Trust should be conducted in the spirit of fair dealings, consideration for the rights of others, and strict principles of good corporate citizenship and practices.

   3. Lawful Conduct
   Bankers Trust requires compliance with the law in the conduct of its business. Employees should consult with the Legal Department if they have any questions regarding the laws of any country or jurisdiction where Bankers Trust does business.

   4. Bankers Trust Policies and Standards
   All employees are required to maintain ongoing compliance with all statements of policies, procedures and standards of Bankers Trust, and with lawful and ethical business practices, whether or not they are specifically mentioned in the Rules for Business Conduct.

   5. Internal Reporting Obligation
   You are required to report any known or suspected violations of the Rules to your Managing Officer and to the Compliance Department. If for any reason you believe that the matter cannot be raised through that channel, you should report it directly to the head of Corporate Compliance in New York.

   For purposes of these Rules, your "Managing Officer" is defined to be an officer of at least the Managing Director level to whom you directly or indirectly report, who is in charge of the unit or office to which you are assigned. Your Managing Officer is senior to you and would generally be a Department Head, Division Head, Function Head, Group Head, General Manager or Company President.

   For purposes of these Rules, the "Compliance Department" refers to the Bankers Trust Compliance Department and the BTAL Compliance Department. The Bankers Trust Compliance Department is organized generally by U.S. business lines and regionally for Asia, Europe/Middle East/Africa and Latin America, and is comprised of the following groups:

      . Broker-Dealer Compliance (including Latin America)
      . Fiduciary Compliance
      . Corporate Compliance
      . Europe & Asia Regional Compliance

   The BTAL Compliance Department is organized generally by business lines in Australia and New Zealand.

   6. Questions
   If you are in doubt as to the specific application of these Rules or about the propriety of any particular conduct, you must bring the matter to the attention of your Managing Officer and the Compliance Department prior to taking action.


   Rules for Dealing with Potential Conflicts of Interest
  ------------------------------------------------------------------------
   1. The Basic Rule
   There must be no conflict, or appearance of conflict, between the self-interest of any employee and the responsibility of that employee to Bankers Trust, its shareholders or its customers.

   2. Personal Benefit
   You must never improperly use your position with Bankers Trust for personal or private gain to you, your family or any other person.

   3. Improper Payments or Gifts
   You are prohibited from soliciting or accepting any personal payment or gift to influence, support or reward any service, transaction or business involving Bankers Trust, or that appears to be made or offered to you in anticipation of any future service, transaction or business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value.

   Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Bankers Trust's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

   4. Permissible Business Gifts
   Subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty to Bankers Trust, relevant laws and regulations, and reasonable conduct on the part of the employee, the acceptance of some types of reasonable business gifts received by employees may be permissible, and the rules are as follows:

      . Cash gifts of any amount are prohibited. This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

      . Acceptance of non-cash gifts, souvenirs, tickets for sporting or entertainment events, and other items with a value less than U.S. $200 or its equivalent is generally permitted, when it is clear that they are unsolicited, unrelated to a transaction and the donor is not attempting to influence the employee. In accordance with regulations and practices in various jurisdictions, as well as the rules of the New York

        Stock Exchange (the "NYSE") and the National Association of Securities Dealers (the "NASD"), employees of certain business lines may be subject to more stringent gift giving and receiving guidelines. For example, employees of BT Alex. Brown Incorporated (the U.S. Broker-Dealer) are generally not permitted to offer or accept gifts with a value greater than U.S. $100.

      . Acceptance of gifts, other than cash, given in connection with special occasions (e.g., promotions, retirements, weddings, holidays), that are of reasonable value in the circumstances are permissible.

      . Employees may accept reasonable and conventional business courtesies, such as joining a customer or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

      . The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Bankers Trust may be paid by the customer, vendor or others, provided that such costs would have otherwise been reimbursable to the employee by Bankers Trust in accordance with the Firm's travel and entertainment and expense reimbursement policies.

   5. Bankers Trust Gifts to Persons Other than Government Officials
   In appropriate circumstances, it may be acceptable and customary for Bankers Trust to extend gifts to customers or others who do business with the Firm. You should be certain that the gift will not give rise to a conflict of interest, or appearance of conflict, and that there is no reason to believe that the gift will violate applicable codes of conduct of the recipient. Employees with appropriate authority to do so may make business gifts at the Firm's expense, provided that the following requirements are met:

      . Gifts in the form of cash or cash equivalents may not be given regardless of amount.

      . The gift must be of reasonable value in the circumstances, and should not exceed a value of U.S. $200 (or U.S. $100 if the gift falls under NYSE, NASD or similar applicable rules) unless the specific prior approval of the appropriate Managing Officer is obtained.

      . The gift must be lawful and in accordance with generally accepted business practices of the governing jurisdictions.

      . The gift must not be given with the intent to influence or reward any person regarding any business or transaction involving Bankers Trust.

   6. Bankers Trust Gifts to Government Officials
   You must contact the Compliance Department prior to making any gift to a governmental employee or official. You should be aware that various government agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In some cases, government employees or officials may be prohibited from accepting any gifts. (Refer to page 12 for additional rules regarding
                         -----------------------------------------------
   political contributions.)
   -----------------------

   7. Business Affiliations
   As a general rule, a conflict of interest, or the appearance of a conflict, might arise if your Bankers Trust duties involve any actual or potential business with a person, entity or organization in which you or your Family Members have a substantial personal or financial interest. Accordingly, the following rules apply:

     a. You may not act on behalf of Bankers Trust in connection with any business or potential business involving any person, entity or organization in which you or your Family Members have direct or indirect
        (i) managerial influence, such as serving as an executive officer, director, general partner or similar position or (ii) substantial ownership or beneficial interest.

     b. You must promptly notify your Managing Officer and the Compliance Department of any business affiliation that you or your Family Members have that might give rise to a conflict of interest, or the appearance of a conflict, by virtue of your Bankers Trust duties and position, the nature of the activities of your business unit and the nature of your outside business affiliation. If, in the judgment of Bankers Trust, the situation presents a concern, steps will be taken to resolve it.

     c. You must obtain the permission of a member of the Bankers Trust Management Committee prior to accepting any appointment to serve as an executive officer, director, general partner or similar position of any person, entity or organization which is an existing or prospective customer, supplier or competitor of Bankers Trust.

     d. If you are an officer of any Bankers Trust entity, you are required to report certain information about your business affiliations annually to the Office of the Secretary. In addition, you must report to the Office of the Secretary, within 10 days of each occurrence, any situation involving an existing or prospective customer, supplier or competitor of Bankers Trust in which either you or your Family Members:

      . serve or accept an appointment to serve as an executive officer, director, general partner or similar position; or . hold or acquire any substantial ownership or beneficial interest, or have a 10% or greater ownership or controlling interest.

   You must determine whether any of the following definitions apply to your business affiliation or the situation of the person, entity or organization with which you are affiliated, and you should raise any questions about their application to your Managing Officer and the Compliance Department. The following definitions help you determine how this rule applies to your particular circumstances:

   "Family Members" For purposes of the Rules for Business Conduct, your Family Members include your spouse, minor children, and any other person who resides in your household or depends on you or your spouse for financial support.

   "Substantial Interest" Whether a particular ownership or beneficial interest is "substantial" depends on the circumstances, such as the size and nature of the entity's business and the nature of its relationship to Bankers Trust; your Bankers Trust duties in relation to that entity; and the size and nature of the interest in that entity in relation to your compensation and net worth.

   "Existing or Prospective Customer, Supplier or Competitor" An existing or prospective customer or supplier of Bankers Trust includes any person, entity or organization that (i) has done business with Bankers Trust within the past year, or (ii) has been in contact with Bankers Trust during the past year regarding potential business, regardless of whether or not you work in the particular unit that deals with that customer or supplier. A competitor of Bankers Trust includes any person, entity or organization that does business in competition with any unit of Bankers Trust.

   8. Borrowing Arrangements
   In general, you should borrow only from banks, thrifts, consumer finance companies, brokerage firms, and other institutions that regularly lend money and extend credit in the ordinary course of their business (herein called "Financial or Consumer Lenders"). The following additional rules apply:

      . You are not permitted to solicit or accept treatment from any lender which the lender would not in the ordinary course of business extend to any unrelated third party.

      . You are not permitted to borrow from an existing or prospective customer, supplier or competitor of Bankers Trust unless it is a Financial or Consumer Lender, and the credit is extended in the ordinary course of its business and involves only the usual and customary terms.

      . You are required to obtain the written permission of your Managing
        Officer prior to borrowing from other than a Consumer and Financial Lender.

      . In general, you are permitted to borrow personally from your parents, grandparents or other close relatives. However, you must still ensure that such borrowing will not give rise to a conflict of interest regarding Bankers Trust or your Bankers Trust duties.

   If you are a Bankers Trust officer, borrowing arrangements from other than a Financial or Consumer Lender must be reported to the Office of the Secretary within 10 days of being incurred.

   9. Outside Employment
   You may not engage in any employment or activity outside of Bankers Trust that could reasonably be expected to conflict with the interests of Bankers Trust or interfere with your Bankers Trust responsibilities. You must obtain the written permission of your Managing Officer prior to accepting any outside employment, consultancy or position for which you will receive compensation.

   You are permitted to engage on a voluntary basis in lawful charitable, civic, religious or political organizations, and to receive reimbursement of reasonable and normal expenses from such an organization. No Managing Officer approval is required if your volunteer activities do not interfere with your ability to perform your Bankers Trust duties, and there is no conflict of interest, or appearance of a conflict, resulting from any relationship between the organization and Bankers Trust.

   10. Personal Fiduciary Arrangements with Customers
   You may not directly or indirectly accept any bequest or legacy from a customer, or accept personal appointment to serve as a customer's executor, administrator, trustee or guardian, unless that customer is your Family Member (as previously defined), or is closely related to you (such as your parents or grandparents). Additionally, you may not personally accept power of attorney or sole signing authority on behalf of any customer account. Any exception to the foregoing requires the written approval of a member of the Bankers Trust Management Committee.

   11. Personal Investments
   You must always act to avoid any actual or potential conflict of interest between your Bankers Trust duties and responsibilities, and your personal investment activities. To avoid potential conflicts, you should not personally invest in securities issued by companies with which you have significant dealings on behalf of Bankers Trust, or in investment vehicles sponsored by them. Additional rules that apply to securities transactions by employees, including the requirement for employees to pre-clear personal securities transactions and rules regarding how Employee Related Accounts must be maintained, are described in the booklet entitled Personal Securities Transactions by Employees, a supplement to the Firm's policy statement Confidential Information, Insider Trading and Related Matters. Copies of these policies can be obtained from the Compliance Department.


   Rules for Dealing with Governmental Officials and Political Candidates
  ------------------------------------------------------------------------
   1. Corporate Payments or Political Contributions
   No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for the Firm, or influencing any decision on its behalf.

      . Bankers Trust maintains a Political Action Committee, supported by voluntary contributions from its officers, through which contributions are made to political parties or candidates. The Political Action Committee is the only means by which Bankers Trust may lawfully participate in U.S. Federal elections.

      . Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, and the prior approval of a member of the Bankers Trust Management Committee has been obtained.

   Under the Foreign Corrupt Practices Act, Bank Bribery Law, Elections Law and other applicable regulations, severe penalties may be imposed on Bankers Trust and on individuals who violate these laws and regulations. Similar laws and regulations may also apply in various countries and legal jurisdictions where Bankers Trust does business.

   2. Personal Political Contributions
   No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Bankers Trust or influencing any decision on its behalf. You should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest, or the appearance of conflict. For example, if your business unit engages in business with a particular governmental entity or official, you should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Bankers Trust.

   Certain employees, such as those who are engaged in Bankers Trust's municipal finance and municipal securities activities, are subject to the requirements set forth in Bankers Trust's policy "Complying with MSRB G-37." In addition, employees assigned to certain areas of BT Alex. Brown Incorporated are required to obtain approval of the Compliance Department prior to making or soliciting political contributions. Contact your supervisor or the Compliance Department to obtain a copy of this policy or if you have any questions regarding political contributions.

   3. Entertainment of Government Officials
   Entertainment and other acts of hospitality toward government or political officials should never compromise or appear to compromise the integrity or reputation of the official or Bankers Trust. When hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.


   Rules for Dealing with Information
   ------------------------------------------------------------------------
   1. Insider Trading
   Purchasing or selling securities, futures, loans or other financial instruments while in possession of material nonpublic information about or affecting them, or improperly disclosing such nonpublic information directly or indirectly to others, is prohibited. This prohibition applies to personal transactions as well as transactions effected in the course of your employment, and to all material nonpublic information, regardless of whether you obtained it as a result of your employment with Bankers Trust. If you are uncertain whether information in your possession is material or nonpublic, you must consult the Compliance Department before making a purchase or sale to which it is relevant. Violation of applicable insider trading laws and regulations could subject you to substantial personal civil or criminal penalties.

   2. Confidential Information
   Improper disclosure or misuse of confidential information, such as information related to specific transactions, Bankers Trust, its customers or others, is prohibited. You are required to treat confidential information in a responsible and proper manner, and in accordance with the policies and procedures of Bankers Trust.

   You must read and comply with Bankers Trust's policies and procedures regarding the protection and use of confidential information, as set forth in the policy statement "Confidential Information, Insider Trading and Related Matters." You should contact the Compliance Department if you need a copy of this policy.

   3. Proprietary Information
   Bankers Trust's trade secrets and know-how, financial information concerning Bankers Trust, its customers, and its employees, and specifications, programs, materials and documentation relating to all financial models and products, computer and telecommunications systems, software, hardware and applications developed or used by Bankers Trust are confidential and proprietary to Bankers Trust. You are prohibited from using or divulging such information except as permitted or required in connection with your work on behalf of Bankers Trust, and you may not use it for your personal or private benefit, or for the benefit of any other person or entity, during or after your employment with Bankers Trust.

   4. Proprietary Products and Transactions
   Transactions and business opportunities developed by other employees or by you in connection with your work activities on behalf of Bankers Trust belong to Bankers Trust, and may not be used for your personal or private benefit, or for the benefit of any other person or entity, during or after your employment with Bankers Trust.

   5. Information Technology
   The unauthorized duplication of software developed internally or obtained from outside suppliers is prohibited, regardless of whether such unauthorized duplication is for business or personal use. Additionally, you must adhere to the Firm's standards and policies regarding the use of its technology and computer equipment. Copies of Bankers Trust's "End-User Technology Policy" can be obtained from the Technology Strategic Planning Department or from your local or regional Human Resources Officer.

   6. Privacy of Electronic and Other Information
   If you use Bankers Trust equipment, systems or electronic mail to prepare, store or transmit information of a personal or private nature, you waive your right to privacy regarding such information. Under certain circumstances, Bankers Trust audit, compliance, security and other investigatory personnel may be permitted to access all information on such equipment.

   7. Financial and Accounting Information
   Accounting and other records must accurately, completely and properly describe the transactions they record. All transactions, contracts, assets, liabilities, revenues and expenses of Bankers Trust must be recorded in its regular books of account and records, and all commitments, assets held in custody for clients and other "off-balance sheet" items must be completely, accurately and properly reported. No secret or unrecorded transaction, contract, fund or asset may be created or maintained for any purpose. False, fictitious or misleading entries regarding any transaction or account are prohibited.

   8. Regulatory and Other Reporting
   Bankers Trust will disclose, on a timely basis, information required to evaluate the fairness of its financial presentation, soundness of its financial condition and the propriety of its operations. All such reports, whether they are required in connection with specific regulations or otherwise, must be fair, complete and accurate. Concealment, alteration or withholding of information from authorized auditors or regulatory agencies is prohibited.

   9. Information and Accounting Controls
   Employees having control or input regarding Bankers Trust assets or transactions are required to handle them with the strictest integrity, and ensure that such transactions and the acquisition or disposal of assets are in accordance with management's general or specific authorization. Adherence to prescribed accounting and control policies and procedures is required at all times.

   10. Governmental or Regulatory Inquiries
   Governmental agencies and regulatory organizations may from time to time conduct surveys or make inquiries that request information about Bankers Trust, its customers or others that would generally be considered to be confidential or proprietary. If you receive such a request that is outside the normal course of your business unit's activities, you should notify your Managing Officer and the Compliance Department before you respond.

   11. Responding to Media Inquiries and Requests for Speeches
   All requests for speeches, interviews or comments for use in broadcasts, newspapers, magazines or other media should be referred to, or cleared by, Corporate Affairs (in the U.S. and Australia), the designated Communications Officer (in London), Marketing Services (in Asia) or the head of your Bankers Trust office (for all other international locations). When practical, these departments should be furnished with, given an opportunity to comment on, the text or outline of the statement or speech and responses to any likely questions.


   Rules for Dealing with Customers, Suppliers and the Public
   ----------------------------------------------------------
   1. The Basic Rule
   Bankers Trust will compete for business only on the basis of quality, price of product and service to its customers. All dealings with existing and prospective customers of Bankers Trust, and with others, must be handled with honesty, integrity and high ethical standards, and must adhere to the letter and the spirit of applicable laws and regulations.

   2. New Business Activities
   The types of products and services offered and sold to customers must be permissible under applicable regulations, and must meet the Firm's standards regarding product disclosure, approval and other matters. New products and business initiatives require special approval before they can initially be sold to customers as described in Bankers Trust's New Business Activity Policy, copies of which can be obtain from the Compliance Department.

   3. New Client Approval
   Certain information must be reviewed and approved by management prior to establishing a business relationship with a new customer. Bankers Trust's policy, New Client Approval, can be obtained from the Compliance Department.

   4. "Know Your Customer"
   If you have responsibilities for managing customer relationships, you should ensure that appropriate "know your customer" procedures are properly applied throughout the duration of Bankers Trust's relationship with the customer. Such procedures should be sufficient to provide reasonable assurance that the customer is not using Bankers Trust for the furtherance of illegal or improper activities as described further in the Firm's policy statement Prevention and Detection of Money Laundering and Reporting of Criminal and Suspicious Activity.

   5. Communication with Customers and the Public
   Communication with customers and others must be fair, balanced and honest. Misleading, exaggerated or false claims about Bankers Trust's products, services or their characteristics should never be made to customers or others.

   6. Pricing and Terms
   Product pricing and related terms and conditions of products and services must comply with applicable laws and regulations, and must be consistent with Bankers Trust standards of fairness and integrity.

   7. Customer Complaints
   Customer complaints, disputes or dissatisfaction with the products or services of Bankers Trust must be addressed fairly and promptly. Customer complaints of a severe or unusual nature that may affect the overall reputation of Bankers Trust should be immediately brought to the attention of your Managing Officer and the Compliance Department.

   8. Improper Customer Conduct
   Knowingly aiding or assisting any customer or other person in the violation of laws and regulations that apply to such customer or other person is prohibited.

   9. Special Regulatory Matters Involving Customers
   Bankers Trust may, from time to time, receive notification that a customer is under investigation by regulatory or law enforcement authorities, describing certain information, account blockages or other actions that may be required. You should not inform the customer of such regulatory action, or of any response submitted by Bankers Trust, without the prior specific permission of the Legal Department or the Compliance Department.

   10. Anti-Competitive Conduct
   All business of Bankers Trust must be conducted in fair and open competition. Under no circumstances should an employee discuss or commit the Firm to any arrangement with competitors affecting pricing or marketing policies. Violation of anti-trust laws and regulations (referred to in some jurisdictions as competition laws) could subject you and the Firm to substantial civil and criminal penalties.

   11. Tying Arrangements
   Anti-trust and competition laws and regulations of many jurisdictions may prohibit or restrict anti-competitive conduct, including certain forms of tying arrangements. Bankers Trust is also subject to additional anti-tying restrictions as set forth in the Bank Holding Company Act and Regulation Y, as interpreted by the Federal Reserve Board (the "Federal Reserve tying rules"). Recently, the Federal Reserve modified these rules to eliminate certain types of tying restrictions while continuing to prohibit others. Since the laws and regulations that apply to tying arrangements are complex, you should seek guidance from the Compliance Department or Legal Department if you are unsure as to whether a proposed tying arrangement is permissible.

   Bank tying arrangements are generally those in which the extension of credit, the provision of a service or the related pricing is varied or conditioned upon the customer obtaining additional products or services from Bankers Trust. Tying could involve linking products and services to be provided by the same or another Bankers Trust entity.

   As a general matter, the Federal Reserve tying rules are more restrictive when Bankers Trust Company ("BTCo") or another affiliated bank is involved in the proposed tying arrangement. The Federal Reserve tying rules no longer apply if BTCo or another affiliated bank is not involved in the tying arrangement.

   Restricting Availability or Varying the Pricing of Bank Products

   A bank is prohibited under the Federal Reserve tying rules from conditioning the availability of a loan or other product or service, or vary the pricing thereof, on the condition that a customer obtains an additional product or service offered by the bank or another affiliate unless the additional product or service is a "traditional" bank product, such as a loan, deposit or trust service.

   For example, it would be permissible under the Federal Reserve tying rules for the bank to condition its loan on the requirement that the customer must maintain a deposit account with the bank or another affiliate. However, it would not be permissible for the bank to condition the availability or vary the pricing of its loan on the requirement that the customer chooses an affiliate as an underwriter of the customer's securities.

   Safe Harbors
   If BTCo or another affiliated bank is not involved in providing or varying the pricing of the product or services, or in restricting the customer's ability to use a competitor's product or service, then the Federal Reserve tying rules do not apply.

   For example, it would be permissible under the Federal Reserve tying rules for a nonbank affiliate to tie a merger and acquisition advisory service to the customer's appointment of that affiliate (or another nonbank affiliate) as the underwriter of the customer's securities.

   Subject to compliance with applicable local laws and regulations, a safe harbor under the Federal Reserve tying rules also exists for "foreign" transactions, that is, where the customer is an entity organized and having its principal place of business outside of the U.S. or, if the customer is a natural person, he or she is a citizen of a foreign country other than the U.S. In such instances, the Federal Reserve tying rules would not apply even if the tying arrangement involves BTCo or another affiliated bank.

   As stated earlier, the requirements of the Federal Reserve tying rules and applicable local laws and regulations can be complex. If a tying arrangement is contemplated, you should contact the Compliance Department or Legal Department if you have questions.

   12. Purchases and Commitments
   Purchases and commitments on behalf of Bankers Trust must be made, and contracts awarded and orders given, solely on a sound commercial basis in consideration of quality, price and service, and may only be made by Bankers Trust personnel who have been given express authority to do so.


   Rules for Dealing with Other Employees
  ------------------------------------------------------------------------------
   1. The Basic Rule
   All dealings with other employees should be consistent with the Firm's commitment to honesty, integrity and ethical behavior.

   2. Cooperation
   Every employee should cooperate fully with Bankers Trust internal and independent auditors, attorneys, compliance and security personnel, and other authorized parties acting on behalf of the Firm, and you should never withhold information from them.

   3. Awareness
   Employees should obtain sufficient knowledge about the laws, regulations and policies that apply to their particular Bankers Trust duties to enable them to avoid possible violations, or recognize when they need to seek guidance from their supervisor or others to avoid possible violations.

   4. Supervision
   The Firm's business activities must be subject to appropriate supervision by Bankers Trust supervisory personnel.

   You are a supervisor if your Bankers Trust duties involve managing or directing the work of others. As a supervisor, you have a responsibility to ensure that the Bankers Trust activities of the employees you supervise are properly directed toward achieving the general and specific objectives of Bankers Trust, in accordance with applicable policies and procedures. The supervisor is accountable for the Bankers Trust activities performed under his or her direction.

   5. Due Care in Delegation
   The supervisor should delegate responsibilities to other employees only if satisfied that such other employees possess the necessary skills and experience to properly fulfill the responsibilities assigned.

   6. Instruction and Training
   The supervisor should provide adequate training and instruction regarding the objectives of the responsibilities delegated, and the manner in which they are to be carried out in accordance with Bankers Trust policies.

   7. Review and Monitoring
   The supervisor should understand how the employees are performing the responsibilities delegated to them. This monitoring should be sufficient in the particular circumstances to reasonably ensure that the supervisor will promptly identify errors or improper work-related activities.

   8. Correction and Follow-Up
   The supervisor should take prompt corrective action if errors or improper conduct are identified. Depending on the severity and nature of the errors or improper conduct, the supervisor is responsible for reporting such matters to his or her Managing Officer and the Compliance Department.

   9. Preferential Treatment
   No employee should give or receive any preferred conditions of employment because of family or personal relationships. Personnel decisions must be based on sound management practices and not on personal concerns.

   10. Unlawful Conduct
   The Firm's policy prohibits employees from engaging in unlawful conduct that may represent a threat to Bankers Trust or to the safety of any other employee or agent of Bankers Trust. Any employee convicted of a serious crime, including but not limited to the sale, possession or use of illegal drugs or substances, will be subject to disciplinary action, including possible dismissal.

   11. Human Resources Policies
   Additional policies setting forth the Firm's standards regarding personnel matters, such as equal opportunity and affirmative action, performance evaluation and counseling, compensation and benefit programs, and other matters related to employment with Bankers Trust, are issued by the Human Resources Department. These Human Resources policies meet legal and regulatory requirements of various jurisdictions in which Bankers Trust does business, and you are required to comply with the letter and the spirit of these policies. Copies of applicable policies can be obtained from the Human Resources Department or your local or regional Human Resources Officer.

   12. Off-Premise Requirement for Employees in Sensitive Positions
   Employees in "sensitive positions" (as determined and notified by the employee's manager) are required to be off-premises for a period of at least two consecutive weeks each year. The off-premises period may be satisfied by using available vacation, or through a combination of vacation, holiday, medical leave, jury duty or other authorized absences.

   Sensitive positions generally include those in which the employee has authority and access to make entries to the books and records of the Firm, effect wire transfers or move funds, or enter into specific transactions such as extending credit or trading securities on behalf of the Firm.

   During the required off-premises period, such employees are prohibited from directing activity, entering transactions or changing the Firm's records in any manner, whether through an off-site computer link, written instruction of any kind, or by telephone or other sort of communication. Only communications of a general business nature are permitted during the off-premises period.

   Regional management and individual business units may also require employees in non-sensitive positions to be off-premises for a period of at least two consecutive weeks each year. Additional information about Bankers Trust's "Vacation & Off-Premises Policy" can be obtained from the Compliance Department.


   Rules for Dealing with Certain Legal, Judicial or Regulatory Matters; Reports of Violations
  ------------------------------------------------------------------------
   1. General Matters
   You must promptly inform your Managing Officer of matters about which you become aware which might adversely affect the reputation of Bankers Trust or be a threat to its assets.

   2. Violations of Bankers Trust Policies
   You must promptly report to your Managing Officer and the Compliance Department every known or suspected violation of Bankers Trust's policies, including the Rules for Business Conduct, regardless of whether such violation involves you or another employee.

   3. Fraudulent Activity
   You must promptly report to the Compliance Department or Investigative Services every known or suspected work-related event of questionable, fraudulent or dishonest nature of which you become aware, whether such activity involves employees or outsiders.

   4. Arrests, Indictments and Convictions
   You must promptly notify your Managing Officer and the Compliance Department if you are arrested, indicted or convicted of any crime or violation of applicable law, other than those involving minor traffic infractions.

   5. Employee Involvement in Regulatory and Other Formal Proceedings
   You are required to promptly report, to your Managing Officer and the Compliance Department, your involvement in certain governmental proceedings (such as judicial, legislative or administrative proceedings) or regulatory hearings. Your involvement is reportable regardless of whether it involves your testimony as a witness, an actual or prospective party or target, or otherwise, and such involvement:

      . calls into question in any way your character, integrity or honesty; or

      . concerns Bankers Trust or another Bankers Trust employee, customer or supplier; or

      . concerns you, and has received or is likely to receive publicity.

   6. Lobbying, Public Testimony and Related Matters
   Regarding matters which may affect the business, reputation or standing of Bankers Trust, you may not appear as a witness, give testimony or sign a statement advocating a position at the request of outside parties, except as required by law, and you may not lobby before any government, legislative, judicial or administrative body without the specific prior approval of your Managing Officer and the Government Relations Department.

   7. Managing Officer Reporting
   Each Managing Officer who receives a report or becomes aware of conduct, behavior or other circumstance that is questionable or prohibited by the Rules for Business Conduct must ensure that such matter is brought to the attention of the Compliance Department.


   Other Matters
  ------------------------------------------------------------------------
   1. Ongoing Compliance
   Your adherence to the Rules for Business Conduct, and to all lawful policies and procedures of Bankers Trust, is required of you. Failure to comply with them may subject you to disciplinary action, including possible dismissal.

   2. Resignation and Termination
   None of the policies contained or referred to in these Rules constitutes or grants a legal right of any nature to any employee of Bankers Trust, nor do any of them confer any right or privilege upon any employee or on any particular group of employees. The Rules do not constitute an employment contract. Subject to relevant local law and the terms of any applicable individual written employment contract, employment with Bankers Trust is "at will" and you have the right to resign at any time. Conversely, Bankers Trust has the right to terminate the employment of any employee at any time in its sole discretion, for any lawful reason.

   3. Modifications to or Waivers of the Rules
   Modifications to or waivers of the Rules may be made only by a member of the Bankers Trust Management Committee.

   4. Confirming Your Compliance with the Rules
   Annually, employees of Bankers Trust are required to sign a statement acknowledging that they have received the Rules for Business Conduct and confirming their adherence to Bankers Trust's policies.

   5. If You Have Questions
   All questions regarding the Rules, the propriety of an action not covered by the Rules, or other compliance-related matters should be referred to the Compliance Department.


   NOTE: An Employee's failure to report matters required to be reported under the Rules for Business conduct is itself a violation of these Rules and represents an independent ground for disciplinary action, up to and including discharge.

                        FORUM INVESTMENT ADVISORS, LLC
                           FORUM FUND SERVICES, LLC
                                Code of Ethics
                          as amended January 17, 2000


INTRODUCTION

     This Code of Ethics (the "Code") has been adopted by Forum Fund Services, LLC ("FFS") and Forum Investment Advisors, LLC ("FIA" and collectively with FFS, "Forum"). This Code pertains to Forum's investment advisory and distribution services to registered management investment companies or series thereof (each a "Fund"). In addition, this Code applies to employees of Forum's commonly controlled companies who serve as officers of a Fund. This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and addresses other types of conflict of interest situations. Definitions of underlined terms are included
                                                 ----------
in Appendix A.

1.   POLICY STATEMENT

     Forum forbids any Access Person, Investment Personnel or Fund Officer from
                       -------------- --------------------    ------------
engaging in any conduct which is contrary to this Code. In addition, due to their positions, Forum also forbids any Access Person or Investment Personnel
                                        -------------    --------------------
from engaging in any conduct which is contrary to Forum's Insider Trading Policy and Related Procedures. In addition, many persons subject to the Code are also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of your obligations to Forum. These include contractual arrangements with Forum, policies adopted by Forum concerning confidential information and documents and FFS' Compliance and Supervisory Procedures Manual.

     Forum has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

2.   WHO IS COVERED BY THIS CODE

(a)  All Access Persons and Investment Personnel, in each case only with respect
         --------------     --------------------
     to those Funds as listed on Appendix B.

(b)  Fund Officers, but only with respect to those Funds for which they serve as
     -------------
     Fund Officers as listed in Appendix B.
     -------------

3.   PROHIBITED TRANSACTIONS

     (a) Prohibition Against Fraudulent Conduct.  It is unlawful for Access
                                                                     ------
Persons, Investment Personnel and Fund Officers to use any information
-------  --------------------     -------------
concerning a security held or to be acquired by a Fund, or their ability to
             -------------------------------
influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, they shall not, directly or indirectly:

     (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;
     (ii) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or
     (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund.

     (b) Blackout Period.  Access Persons and Investment Personnel shall not
                           --------------     --------------------
purchase or sell a Covered Security in an account over which they have direct or
                   ------- --------
indirect influence or control on a day during which they know or should have known a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     (c) Additional Investment Personnel Blackout Period.  No Investment
                                                              ----------
Personnel shall purchase or sell a Covered Security within five calendar days
---------                          ----------------
before or two calendar days after a Fund for which the Investment Personnel
                                                       --------------------
makes or participates in making a recommendation trades in that security. Any profits realized on trades within this proscribed period shall be disgorged. This blackout period does not apply to money market mutual funds which are advised by FIA.

     (d) Fund Officer Prohibition.  No Fund Officer shall directly or indirectly
                                       ------------
seek to obtain information (other than that necessary to accomplish the functions of the office) from any Fund portfolio manager regarding (i) the status of any pending securities transaction for a Fund or (ii) the merits of any securities transaction contemplated by the Fund Officer.
                                               ------------

     (e) Blackout Period Exclusions and Definitions. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Sections 3(b) and (c):

     (i) purchases or sales over which you have no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in your home);
     (ii)   purchases which are part of an automatic dividend reinvestment plan;
     (iii)  purchases or sales which are non-volitional on your part; and
     (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

     Your trading shall be exempt from the limitations of Sections 3(b) and (c) provided that (i) the market capitalization of a particular security exceeds
$1 billion and (ii) pending orders of FIA do not exceed two percent of the daily average trading volume of the security for the prior 15 days.

     For purposes of Sections 3(b) and (c), and subject to Section 3(g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

     (f)  Requirement for Preclearance.  Investment Personnel must obtain prior
                                         --------------------
written approval from the designated Review Officer before:

     (i) directly or indirectly acquiring securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed; and
     (ii) directly or indirectly acquiring securities in a private placement.
          In determining whether to preclear the transaction, the Review Officer designated under Section 5 shall consider, among other factors, whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the Investment Personnel
                                                           --------------------
          by virtue of their position with the Fund.

     Any Investment Personnel of a Fund who has taken a personal position
         --------------------
through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if they play a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Investment Personnel has
                                                 ---------- ---------
previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.

     (g)  Other Prohibited Transactions.  Access Persons, Investment Personnel
                                          --------------  --------------------
and Fund Officers shall not:
    -------------

     (i) induce or cause a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;
     (ii) accept anything other than of de minimis value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;
     (iii) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;
     (iv) use knowledge of portfolio transactions of a Fund for your personal benefit or the personal benefit of others;
     (v) violate the anti-fraud provisions of the federal or state securities laws;

     (vi) serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.

     (h)  Undue Influence.  Access Persons, Investment Personnel and Fund
                            --------------  --------------------     ----
Officers shall not cause or attempt to cause any Fund to purchase, sell or hold
--------
any security in a manner calculated to create any personal benefit to you. You shall not recommend any securities transactions for a Fund without having disclosed (through reports in accordance with Section 4, preclearance in accordance with Section 3(f), or otherwise) your interest, if any, in such securities or the issuer thereof, including, without limitation, (i) your beneficial ownership of any securities of such issuer, (ii) any position with
--------------------
such issuer or its affiliates and (iii) any present or proposed business relationship between you (or any party in which you have a significant interest) and such issuer or its affiliates.

     (i)  Corporate Opportunities.  Access Persons, Investment Personnel and
                                    --------------  --------------------
Fund Officers shall not take personal advantage of any opportunity properly
-------------
belonging to a Fund.

     (j) Confidentiality. Except as required in the normal course of carrying out their business responsibilities, Access Persons, Investment Personnel and
                                     --------------  --------------------
Fund Officers shall not reveal information relating to the investment intentions
-------------
or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

4.   REPORTING REQUIREMENTS

     (a) Reporting.  Access Persons, Investment Personnel and Fund Officers must
                     --------------  --------------------     -------------
report the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership. They must report to the designated Review Officer unless they are otherwise required by a Fund, pursuant to a Code of Ethics adopted by the Fund, to report to the Fund or another person.

     (b) Exclusions from Reporting.  Purchases or sales in Covered Securities in
                                                           ------------------
an account in which you have no direct or indirect influence or control are not
                                                                -------
subject to the reporting requirements of this Section.

     (c) Initial Holding Reports. No later than ten (10) days after you become subject to this Code as set forth in Section 2, you must report the following information:

     (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you have any direct or indirect beneficial ownership as of the date you became subject to
                      --------------------
          this Code;
     (ii) the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became subject to this Code; and
    (iii) the date that the report is submitted.

     (d) Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, you must report the following information:

     (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

          (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
          (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
          (3) the price of the Covered Security at which the transaction was effected;
          (4) the name of the broker, dealer or bank with or through which the transaction was effected; and
          (5)  the date that the report is submitted.

     (ii) with respect to any account established by you in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

          (1) the name of the broker, dealer or bank with whom you established the account;
          (2)  the date the account was established; and
          (3)  the date that the report is submitted.

     (e) Annual Holdings Reports. Annually, you must report the following information (which information must be current as of a date no more than thirty
(30) days before the report is submitted):

     (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you had any direct or indirect beneficial ownership;
     (ii) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit; and
    (iii) the date that the report is submitted.

     (f) Certification of Compliance. You are required to certify annually (in the form of Attachment A) that you have read and understood the Code and recognize that you are subject to the Code. Further, you are required to certify annually that you have complied with all the requirements of the Code and you have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     (g) Alternative Reporting. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

     (h) Report Qualification. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     (i) Account Opening Procedures. You shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, you will promptly:

     (i) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;
    (ii) cooperate with a Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
    (iii) provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
    (iv) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.   REVIEW OFFICER

     (a) Duties of Review Officer. The Chief Compliance Officer of Forum has been appointed by the Director of FIA and FFS as the Review Officer to:

     (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
    (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;
    (iii) compare, on a quarterly basis, all Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
    (iv) maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A; and
    (v)   identify persons who are Investment Personnel of the Fund and
                                   --------------------
     inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.
    (vi)  exempt any Fund Officer from provisions of this Code if the person is
                     ------------
          subject to similar requirements of a Fund's Code of Ethics.

     (b) Potential Trade Conflict. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction.

If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Director of FIA and FFS and a Fund's Board of Trustees (or Directors).

     (c) Required Records. The Review Officer shall maintain and cause to be maintained:

    (i) a copy of any code of ethics adopted by Forum which has been in effect during the previous five (5) years in an easily accessible place;
    (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;
    (iii) a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
    (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Forum, in an easily accessible place;
    (v)   a copy of each written report and certification required pursuant to
          Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
    (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under
                                       --------------------
          Section 3(f) of this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted.

     (d) Post-Trade Review Process. Following receipt of trade confirms and statements, transactions will be screened for the following:

(i)  same day trades:  transactions by Access Persons and Investment Personnel
                                       --------------     --------------------
     occurring on the same day as the purchase or sale of the same security by a Fund for which they are an Access Person or Investment Personnel.
                                -------------    --------------------
     (ii) portfolio manager trades:  transactions by Investment Personnel within
                                                     --------------------
          five calendar days before and two calendar days after a Fund, for which the Investment Personnel makes or participates in making a
                    --------------------
          recommendation, trades in that security.

    (iii) fraudulent conduct:  transaction by Access Persons, Investment
                                              --------------  ----------
          Personnel and Fund Officers which, within the most recent 15 days, is
          ---------     -------------
          or has been held by a Fund or is being or has been considered by a Fund or FIA for purchase by a Fund.
     (iv) other activities: transactions which may give the appearance that an Access Person, Investment Personnel or Fund Officer has executed
          -------------  --------------------    ------------
          transactions not in accordance with this Code.

(e) Submission to Fund Board. The Review Officer shall annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix B that

    (i) describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

    (ii) certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons, Investment Personnel and Fund Officers from
                  --------------  --------------------     -------------
          violating this code.

                             FORUM CODE OF ETHICS
                                  APPENDIX A
                                  DEFINITIONS

(a)  Access Person:
     -------------

   (i)(1) of FIA means each director or officer of FIA, any employee or agent of FIA, or any company in a control relationship to FIA who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund advised by FIA, or whose functions
             ------------------
          relate to the making of any recommendations with respect to such purchases or sales; and

   (i)(2) any natural person in a control relationship to FIA who obtains information concerning recommendations made to a Fund by FIA with regard to the purchase or sale of Covered Securities by the Fund;
                                            ------------------

   (ii) of FFS means each director or officer of FFS who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of Covered Securities for a Fund or
                                            ------------------
          whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.
                              ------------------

(b)  Act means the Investment Company Act of 1940, as amended.
     ---

(c)  Beneficial Owner shall have the meaning as that set forth in Rule 16a-
     ----------------
     1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or
            -------------------------------------
indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     Indirect pecuniary interest in a security includes securities held by a
     ---------------------------
person's immediate family sharing the same household.  Immediate family means
                                                       ----------------
any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d)  Control means the power to exercise a controlling influence over the
     -------
     management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)  Covered Security means any security except:
     ----------------

     (i)   direct obligations of the Government of the United States;
     (ii)  bankers' acceptances and bank certificates of deposits;
     (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
     (iv)  repurchase agreements covering any of the foregoing; and
     (v)   shares of registered open-end investment companies.

(f)  Fund Officer means any employee of Forum or of a company commonly
     ------------
     controlled with Forum who is an officer or director/trustee of a Fund.

(h)  Investment Personnel means
---  --------------------

     (i) any employee of FIA who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by FIA; and

     (ii) any individual who controls FIA or a Fund for which FIA is an
                             --------
          investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(i)  Purchase or sale includes, among other things, the writing of an option to
     ----------------
     purchase or sell.

(j)  Security held or to be acquired by the Fund means
     ----------------------------------

     (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

     (ii) and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.